AGREEMENT AND PLAN OF MERGER

                            Dated as of July 18, 1999

                                     between

                                 U S WEST, INC.

                                       and

                     QWEST COMMUNICATIONS INTERNATIONAL INC.



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                                TABLE OF CONTENTS
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

                                                                                                               Page



                                    ARTICLE 1
                                   The Merger


Section 1.01          The Merger..................................................................................1
Section 1.02          Effective Time..............................................................................2
Section 1.03          Effect of the Merger........................................................................2
Section 1.04          Certificate of Incorporation; Bylaws of the Surviving Corporation...........................2


                                    ARTICLE 2
                      Effect Of Merger On Stock And Options

Section 2.01          Conversion of Securities....................................................................2
Section 2.02          Conversion..................................................................................2
Section 2.03          Exchange of Shares..........................................................................4
Section 2.04          Transfer Books..............................................................................6
Section 2.05          No Fractional Share Certificates............................................................6
Section 2.06          Certain Adjustments.........................................................................7
Section 2.07          By-Laws of the Surviving Corporation........................................................7
Section 2.08          Articles of Incorporation of the Surviving Corporation......................................9
Section 2.09          Cash Election Procedures....................................................................9
Section 2.10          Alternative Structure......................................................................10


                                    ARTICLE 3

Section 3.01          Organization and Qualification; Subsidiaries...............................................10
Section 3.02          Certificate of Incorporation and Bylaws....................................................10
Section 3.03          Capitalization.............................................................................11
Section 3.04          Authority Relative to this Agreement.......................................................12
Section 3.05          No Conflict; Required Filings and Consents.................................................12
Section 3.06          SEC Filings; Financial Statements..........................................................13
Section 3.07          Absence of Certain Changes or Events.......................................................13
Section 3.08          Litigation.................................................................................14
Section 3.09          No Violation of Law; Permits...............................................................14
Section 3.10          Joint Proxy Statement......................................................................14
Section 3.11          Employee Matters; ERISA....................................................................15
Section 3.12          Labor Matters..............................................................................17
Section 3.13          Environmental Matters......................................................................17
Section 3.14          Board Action; Vote Required; Applicability of Section 203..................................18
Section 3.15          Opinion of Financial Advisor...............................................................18
Section 3.16          Brokers....................................................................................18
Section 3.17          Tax Matters................................................................................19
Section 3.18          Intellectual Property......................................................................19
Section 3.19          Insurance..................................................................................20
Section 3.20          Ownership of Securities....................................................................20
Section 3.21          Certain Contracts..........................................................................20
Section 3.22          Licenses...................................................................................20
Section 3.23          Year 2000..................................................................................21
Section 3.24          Foreign Corrupt Practices and International Trade Sanctions................................21
Section 3.25          Disclosure of Qwest Plans..................................................................21


                                    ARTICLE 4
                   Representations And Warranties Of U S WEST

Section 4.01          Organization and Qualification; Subsidiaries...............................................21
Section 4.02          Certificate of Incorporation and Bylaws....................................................22
Section 4.03          Capitalization.............................................................................22
Section 4.04          Authority Relative to this Agreement.......................................................23
Section 4.05          No Conflict; Required Filings and Consents.................................................23
Section 4.06          SEC Filings; Financial Statements..........................................................24
Section 4.07          Absence of Certain Changes or Events.......................................................25
Section 4.08          Litigation.................................................................................25
Section 4.09          No Violation of Law; Permits...............................................................25
Section 4.10          Joint Proxy Statement......................................................................25
Section 4.11          Employee Matters; ERISA....................................................................26
Section 4.12          Labor Matters..............................................................................28
Section 4.13          Environmental Matters......................................................................28
Section 4.14          Board Action; Vote Required; U S WEST Rights Plan; Applicability of Section 203; Termination of Global
                      Merger Agreement...........................................................................29
Section 4.15          Opinions of Financial Advisors.............................................................29
Section 4.16          Brokers....................................................................................29
Section 4.17          Tax Matters................................................................................30
Section 4.18          Intellectual Property......................................................................30
Section 4.19          Insurance..................................................................................30
Section 4.20          Ownership of Securities....................................................................31
Section 4.21          Certain Contracts..........................................................................31
Section 4.22          Licenses...................................................................................31
Section 4.23          Year 2000..................................................................................32
Section 4.24          Foreign Corrupt Practices and International Trade Sanctions................................32


                                    ARTICLE 5
              Conduct Of Independent Businesses Pending The Merger

Section 5.01          Transition Planning........................................................................32
Section 5.02          Conduct of Business in the Ordinary Course.................................................32
Section 5.03          No Solicitation............................................................................36
Section 5.04          Subsequent Financial Statements............................................................37
Section 5.05          Control of Operations......................................................................38


                                    ARTICLE 6
                              Additional Agreements

Section 6.01          Joint Proxy Statement and the Registration Statement.......................................38
Section 6.02          Qwest and U S WEST Stockholders'Meetings and Consummation of the Merger....................38
Section 6.03          Additional Agreements......................................................................40
Section 6.04          Notification of Certain Matters............................................................42
Section 6.05          Access to Information......................................................................42
Section 6.06          Public Announcements.......................................................................43
Section 6.07          Cooperation................................................................................43
Section 6.08          Indemnification, Directors'and Officers'Insurance..........................................43
Section 6.09          Employee Benefit Plans.....................................................................44
Section 6.10          Commercially Reasonable Efforts............................................................44
Section 6.11          NASDAQ Listing.............................................................................44
Section 6.12          Management.................................................................................44
Section 6.13          No Shelf Registration......................................................................44
Section 6.14          Affiliates.................................................................................45
Section 6.15          Blue Sky...................................................................................45
Section 6.16          Tax-Free Reorganization....................................................................45
Section 6.17          Interim Dividend Policy....................................................................45
Section 6.18          Dividend Policy............................................................................45
Section 6.19          Permitted Acquisitions.....................................................................45
Section 6.20          Equal Management...........................................................................46


                                    ARTICLE 7
                            Conditions To The Merger

Section 7.01          Conditions to Obligations of Each Party to Effect the Merger...............................46
Section 7.02          Additional Conditions to Obligations of Qwest..............................................47
Section 7.03          Additional Conditions to Obligations of U S WEST...........................................48


                                    ARTICLE 8
                        Termination, Amendment And Waiver

Section 8.01          Termination................................................................................49
Section 8.02          Effect of Termination......................................................................50
Section 8.03          Amendment..................................................................................52
Section 8.04          Waiver.....................................................................................52


                                    ARTICLE 9
                                   Definitions

Section 9.01          Certain Definitions........................................................................52


                                   ARTICLE 10
                               General Provisions

Section 10.01         Non-Survival of Representations, Warranties and Agreements.................................55
Section 10.02         Notices....................................................................................55
Section 10.03         Expenses...................................................................................56
Section 10.04         Headings...................................................................................56
Section 10.05         Severability...............................................................................56
Section 10.06         Entire Agreement; No Third-Party Beneficiaries.............................................56
Section 10.07         Assignment.................................................................................56
Section 10.08         Governing Law..............................................................................57
Section 10.09         Submission to Jurisdiction; Waivers........................................................57
Section 10.10         Counterparts...............................................................................57

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                                    SCHEDULES



Schedule 3.01        --        Subsidiaries of Qwest
Schedule 3.03        --        Option Plans and Equity Rights of Qwest
Schedule 3.05        --        Required Filings and Consents of Qwest
Schedule 3.07        --        Certain Changes or Events of Qwest
Schedule 3.08        --        Pending or Threatened Litigation against Qwest
Schedule 3.09        --        Violations of Laws, Permits, Regulations,
Schedule 3.11        --        Qwest Employee Benefit Plans
Schedule 3.12        --        Collective Bargaining or Labor Agreements of Qwest
Schedule 3.13        --        Environmental Claims Against Qwest
Schedule 3.17        --        Tax Liens or Liabilities of Qwest
Schedule 3.18        --        Qwest Intellectual Property Losses and Claims
Schedule 3.19        --        Termination or Cancellation of Insurance Coverage of Qwest
Schedule 3.20        --        Qwest's Ownership of U S WEST's Common Stock
Schedule 4.21        --        Qwest Contracts
Schedule 3.22        --        Qwest Licenses
Schedule 4.01        --        Subsidiaries of U S WEST
Schedule 4.03        --        Option Plans and Equity Rights of U S WEST
Schedule 4.05        --        Required Filings and Consents of U S WEST
Schedule 4.07        --        Certain Changes or Events of U S WEST
Schedule 4.08        --        Pending or Threatened Litigation against U S WEST
Schedule 4.09        --        Violations of Laws, Permits, Regulations, etc.  of U S WEST
Schedule 4.11        --        U S WEST Employee Benefit Plans
Schedule 4.12        --        Collective Bargaining or Labor Agreements of U S WEST
Schedule 4.13        --        Environmental Claims Against U S WEST
Schedule 4.17        --        Tax Liens or Liabilities of U S WEST
Schedule 4.18        --        U S WEST Intellectual Property Losses and Claims
Schedule 4.19        --        Termination or Cancellation of Insurance Coverage of U S WEST
Schedule 4.20        --        U S WEST's Ownership of Qwest's Common Stock
Schedule 4.21        --        U S WEST Contracts
Schedule 5.02        --        Conduct of Business
Schedule 6.14        --        Securities Act Affiliates

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of July 18, 1999, between U S WEST, Inc., a Delaware corporation ("U S WEST") and Qwest Communications International Inc., a Delaware corporation ("Qwest").

                               W I T N E S S E T H

         WHEREAS, the respective Boards of Directors of U S WEST and Qwest have approved, and deem it advisable and in the best interest of their respective stockholders to consummate the business combination transaction provided for herein in which U S WEST will merge with and into Qwest (the "Merger").

         WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement be adopted as a plan of reorganization within the meaning of such Section.

         WHEREAS, the Boards of Directors of U S WEST and Qwest have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved this Agreement and the Merger contemplated hereby.

         WHEREAS, the parties hereto intend that the transactions contemplated hereby shall be accounted for using the purchase method of accounting with U S WEST as the acquiror.

         WHEREAS, simultaneously with the execution and delivery of this Agreement, and to induce U S WEST to enter into this Agreement, certain shareholders of Qwest are entering into a Voting Agreement with U S WEST with respect to this Agreement and the Merger (the "Voting Agreement").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and subject to Section 1.05 hereof, intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

     Section 1.01 The Merger. At the Effective Time (as defined below), U S WEST shall be merged with and into Qwest in accordance with Delaware Law, whereupon the separate existence of U S WEST shall cease, and Qwest shall be the surviving corporation (the "Surviving CorporationError! Bookmark not defined."). U S WEST and Qwest, as well as any other Person which may become a party to this Agreement after the date of this Agreement, are herein referred to collectively as the "Parties" and each individually as a "Party."

     Section 1.02 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 7 hereof and the consummation of the Closing referred to in Section 6.03 hereof, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the "Delaware Certificate") in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time (the "Effective Time") as the Delaware Certificate is duly filed with such Secretary of State of Delaware (or at such later time as may be agreed by U S WEST and Qwest and specified in the Delaware Certificate).

     Section 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of U S WEST and Qwest shall continue with, or vest in, as the case may be, the Surviving Corporation, and all debts, liabilities and duties of U S WEST and Qwest shall continue to be, or become, as the case may be, the debts, liabilities and duties of the Surviving Corporation.

     Section  1.04  Certificate  of  Incorporation;   Bylaws  of  the  Surviving
Corporation. Unless otherwise agreed by Qwest and U S WEST before the Effective Time, at the Effective Time:

     (a) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of U S WEST as in effect immediately prior to the Effective Time (as amended to reflect the changes specified in Section 2.08), until thereafter amended as provided by law and the Certificate of Incorporation of the Surviving Corporation; and

     (b) the Bylaws of the Surviving Corporation shall be the Bylaws of U S WEST as in effect immediately prior to the Effective Time (as amended to reflect the changes specified in Section 2.07), until thereafter amended as provided by law and the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

                                    ARTICLE 2
                      EFFECT OF MERGER ON STOCK AND OPTIONS

     Section 2.01 Conversion of Securities. The manner and basis of converting the shares of common stock of U S WEST and the treatment of shares of Qwest, as well as options, warrants and other rights to purchase or otherwise acquire shares of common stock of U S WEST and Qwest, at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this
Article 2.

     Section 2.02 Conversion. (a) Each share of common stock, par value $.0l per share, of Qwest ("Qwest Common Stock") issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall at the Effective Time continue to remain outstanding as one share of Qwest Common Stock.

     (b) Each option, warrant and other right issued and outstanding immediately prior to the Effective Time to purchase or otherwise acquire common stock, par value $.01 per share, of U S WEST ("U S WEST Common Stock") (each, a "U S WEST
Right") (other than U S WEST Rights owned by Qwest (collectively, the "Disqualified Rights")) shall at the Effective Time no longer be options, warrants or rights to purchase or otherwise acquire U S WEST Common Stock, as applicable, and shall be converted into the options, warrants or rights, as applicable to purchase such number of shares of Qwest Common Stock determined as provided in Section 2.02(c). Each option, warrant and other right issued and outstanding immediately prior to the Effective Time to purchase or otherwise acquire Qwest Common Stock (each a "Qwest Right") shall at the Effective Time continue in full force and effect on the same terms and conditions that would have applied to the purchase or other acquisition of Qwest Common Stock prior to the Merger. U S WEST and Qwest shall take all such steps as may be required to cause consummation of the transactions contemplated by this Section 2.02(b) and any other disposition of U S WEST equity securities (including derivative securities) or acquisitions of Qwest equity securities (including derivative securities) in connection with this Agreement by each individual who (x) is a director or officer of U S WEST or (y) at the Effective Time, will become a director or officer of Qwest, to be exempt under Rule 16b-3 promulgated under the Exchange Act (as defined in Article 9 hereof), such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the Securities and Exchange Commission (the "SEC") to Skadden, Arps, Slate, Meagher & Flom LLP.

     (c) Subject to the provisions of Section 2.09, each holder of record of U S WEST Common Stock (other than U S WEST Common Stock owned by Qwest or U S WEST ("Disqualified Shares")) immediately prior to the Effective Time shall be entitled to receive a number of shares of Qwest Common Stock equal to the product of the Conversion Ratio (as defined below) multiplied by the number of shares of U S WEST Common Stock held by such holder at the Effective Time (such shares of Qwest Common Stock and any other consideration to be received by holders of U S WEST Common Stock in connection with the Merger pursuant to
Section 2.09 shall be referred to herein as the "Merger Consideration"). The "Conversion Ratio" shall be equal to (i) $69.00 divided by the Average Price (as defined below), if the Average Price is greater than or equal to $28.26 and less than or equal to $39.90; (ii) 2.44161, if the Average Price is less than $28.26, or (iii) 1.72932, if the Average Price is greater than $39.90. "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Qwest Common Stock on the NASDAQ National Market ("NASDAQ"), as reported by Bloomberg Financial Markets (or such other source as the Parties shall agree in writing), for the 15 trading days randomly selected by lot by Qwest and U S WEST together from the 30 consecutive trading days ending on the third trading day immediately preceding the date on which all the conditions to Closing (other than conditions that, by their terms, cannot be satisfied until the Closing Date so long as it is reasonably apparent that such conditions will be able to be satisfied on the Closing Date) set forth in Article 7 of this Agreement have been satisfied or waived (the "Determination Period"). Each Disqualified Share shall at the Effective Time be terminated and no longer be outstanding and no shares of Qwest Common Stock will be issued in connection therewith.

     (d) With respect to each U S WEST Right: (i) from and after the Effective Time, each such U S WEST Right may be exercised only for Qwest Common Stock notwithstanding any contrary agreement or document relating to the U S WEST Rights or pursuant to which any U S WEST Rights were issued, (ii) each such U S WEST Right shall at the Effective Time become a right to acquire a number of shares of Qwest Common Stock (rounded up to the next whole share) equal to the product arrived at by multiplying the Conversion Ratio by the number of shares of U S WEST Common Stock subject to such right immediately prior to the Effective Time, and (iii) the exercise price or purchase price per share of Qwest Common Stock for which each such right (as exchanged) is exercisable shall be the amount (rounded up to the next whole cent) arrived at by dividing the exercise price or purchase price per share of U S WEST Common at which such U S WEST Right is exercisable immediately prior to the Effective Time by the Conversion Ratio. Each Disqualified Right at the Effective Time shall be terminated and no longer be outstanding and no shares of Qwest Common Stock will be issued in connection therewith. To the extent that the Merger Consideration includes a cash payment pursuant to Section 2.09 hereof the shares subject to and exercise price and such other terms and conditions of U S WEST Rights shall be adjusted pursuant to the terms of such U S WEST Rights or in accordance with the provisions of any plan or agreement applicable to such U S WEST Rights so as to preserve the economic benefit of such cash payment for the holders of such U S WEST Rights and without negative effect on such holders' interest.

     (e)  Commencing  immediately  after the Effective  Time,  each  certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of U S WEST Common Stock shall evidence ownership of Qwest Common Stock on the basis hereinbefore set forth. Customary provisions will be made for uncertificated shares to provide for equivalent treatment. Commencing immediately after the Effective Time, each option, warrant or other right which, immediately prior to the Effective Time, represented the right to purchase or otherwise acquire shares of U S WEST Common Stock shall evidence the right to purchase or otherwise acquire shares of Qwest Common Stock on the basis hereinabove set forth and, subject to Section 2.02(d) and 2.05, on the same terms and conditions that would have applied to the purchase or other acquisition of U S WEST Common Stock.

     (f) For all purposes of this Agreement, unless otherwise specified, all shares of U S WEST Common Stock held by employee stock ownership plans or other pension savings, 401(k) or deferred compensation plans of U S WEST (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of U S WEST and (iii) shall be subject to the rights and procedures described in Sections 2.02(c) and 2.03.

     Section 2.03 Exchange of Shares. (a) Prior to the Effective Time, Qwest shall appoint an agent (the "Exchange Agent") for the purpose of (i) exchanging certificates representing shares of U S WEST Common Stock for shares of Qwest Common Stock in accordance with Section 2.02 and (ii) paying cash, if applicable, in accordance with Section 2.09. To the extent the Merger Consideration includes cash, the Surviving Corporation shall deposit with the Exchange Agent for inclusion in the Exchange Fund (defined below), from time to time sufficient cash as is necessary to promptly pay to stockholders of U S WEST the cash portion of the Merger Consideration. Promptly after the Effective Time, Qwest shall cause a letter of transmittal to be mailed to the holders of record of shares of U S WEST Common Stock and holders of record of U S WEST Rights at the Effective Time.

     (b) Subject to the terms and conditions hereof, Qwest shall cause the Exchange Agent to effect the exchange of U S WEST Common Stock for the Qwest Common Stock and the payment of cash, if applicable, in accordance with the provisions of this Article 2. From time to time after the Effective Time, Qwest shall deposit, or cause to be deposited, with the Exchange Agent an amount of cash and certificates representing Qwest Common Stock required to effect the conversion of U S WEST Common Stock in accordance with the provisions of Section
2.02 and 2.09 hereof (such certificates, together with any dividends or distributions with respect thereto and any cash deposited, if necessary, being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, (i) each holder of a certificate or certificates theretofore representing U S WEST Common Stock may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Qwest and (ii) each holder of uncertificated shares of outstanding U S WEST Common Stock may deliver a completed letter or transmittal to the Exchange Agent. Such holder shall be entitled upon such surrender or, with respect to uncertificated shares, the delivery of a duly completed letter of transmittal, to receive in exchange therefor (i) shares representing the number of full shares of Qwest Common Stock into which the U S WEST Common Stock theretofore represented by the shares so surrendered shall have been converted in accordance with the provisions of Sections 2.02 and 2.03 hereof, (ii) cash pursuant to Section 2.09, if applicable, and (iii) a cash payment in lieu of fractional shares, if any, in accordance with Section 2.05 hereof, and all such shares of Qwest Common Stock so issued shall be deemed to have been issued at the Effective Time. Each outstanding certificate which, prior to the Effective Time, represented issued and outstanding U S WEST Common Stock shall, until so surrendered or exchanged, and each uncertificated outstanding share of U S WEST Common Stock shall, be deemed for all corporate purposes of Qwest, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Qwest Common Stock into which the U S WEST Common Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing U S WEST Common Stock is so surrendered, or, with respect to uncertificated shares, a duly completed letter of transmittal shall have been delivered to the Exchange Agent with respect to such shares, no dividend or other distribution, if any, payable to the holders of record of Qwest Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such shares in respect thereof. Upon the surrender of any such shares representing U S WEST Common Stock, however, the record holder of the shares representing shares of Qwest Common Stock issued in exchange therefor shall receive from the Exchange Agent, or from Qwest, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Qwest Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of certificates theretofore representing U S WEST Common Stock. After the appointment of the Exchange Agent shall have been terminated, any holders of shares representing U S WEST Common Stock which have not received payment of Pre-Surrender Dividends shall look only to Qwest for payment thereof. Notwithstanding the foregoing provisions of this Section 2.03(b), neither the Exchange Agent nor any Party shall be liable to a holder of U S WEST Common Stock for any Qwest Common Stock, any dividends or distributions thereon or any cash payment as contemplated by
Section 2.05 or 2.09, delivered to a public official pursuant to any applicable abandoned property, or escheat or similar law.

     (c) Notwithstanding anything herein to the contrary, shares surrendered for exchange by any affiliate of U S WEST shall not be exchanged until a signed agreement from such affiliate as provided in Section 6.14 hereof has been delivered to Qwest.

     (d) Any portion of the Exchange  Fund which remains  undistributed  for six
(6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of U S WEST Common Stock who have not theretofore complied with the provisions of this Article shall thereafter look only to Qwest for satisfaction of their claims for Qwest Common Stock and cash, if applicable, and any Pre-Surrender Dividends.

     Section 2.04 Transfer Books. The stock transfer books of U S WEST shall be closed at the Effective Time and no transfer of any U S WEST Common Stock will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of U S WEST Common Stock that is not registered in the stock transfer records of U S WEST at the Effective Time, the number of full shares of Qwest Common Stock into which such U S WEST Common Stock shall have been converted shall be issued to the transferee and any cash payable in respect of such U S WEST Common Stock in accordance with Section 2.03(b), 2.05 and 2.09 hereof shall be paid to the transferee if the U S WEST Common Stock is surrendered as provided in Section 2.03 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

     Section 2.05 No Fractional Share Certificates. (a) No scrip or fractional share certificate for Qwest Common Stock will be issued upon the surrender for exchange of certificates evidencing U S WEST Common Stock or upon exercise of Qwest Rights or U S WEST Rights, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of the Surviving Corporation with respect to such fractional share interest.

     (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Qwest Common Stock to be issued and delivered to the Exchange Agent pursuant to
Section 2.03 hereof, over (ii) the aggregate number of full shares of Qwest Common Stock to be distributed to holders of U S WEST Common Stock pursuant to
Section 2.03 hereof (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of U S WEST Common Stock, shall sell the Excess Shares at then prevailing prices on the NASDAQ, all in the manner provided in Section 2.05(c).

     (c) The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all commercially reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of U S WEST Common Stock, the Exchange Agent will hold such proceeds in trust for the
holders  of  U  S  WEST  Common  Stock  (the   "Common   Shares   Trust").

     (d)  Notwithstanding  the  provisions  of  subsections  (b) and (c) of this
Section 2.05, Qwest may decide, at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, that Qwest shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of U S WEST Common Stock the amount such holder would have received pursuant to Section 2.05(c) assuming that the sales of Qwest Common Stock were made at a price equal to the average of the closing prices of the Qwest Common Stock on the NASDAQ for the ten (10) consecutive trading days immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.05(b) or 2.03(b) hereof.

     (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of U S WEST Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding and net of fees and expenses, to such holders of U S WEST Common Stock, subject to and in accordance with the terms of
Section 2.03 hereof.

     (f) Following the Effective Time, upon the exercise of any U S WEST Right entitling the holder thereof to purchase a fractional share of Qwest Common Stock, Qwest will, in lieu of issuing a fractional share certificate therefor, pay to such holder the value of such fractional interest as determined based on the closing price on the trading day immediately preceding the date of exercise, of a share of Qwest Common Stock on NASDAQ or such other principal security exchange on which the Qwest Common Stock shall then be trading, or, if not so traded, based on such price as shall be determined by, or pursuant to authority delegated by, the Board of Directors of Qwest.

     Section 2.06 Certain Adjustments. If between the date hereof and the Effective Time, the outstanding shares of U S WEST Common Stock or Qwest Common Stock shall, in accordance with Section 5.02(a), be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Conversion Ratio and other related share prices used in this Agreement shall be adjusted accordingly to provide to the holders of U S WEST Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.


     Section 2.07 By-Laws of the Surviving Corporation. The By-Laws of the Surviving Corporation will include the following provisions which will be applicable and in full force and effect until the third anniversary of the Effective Time unless otherwise amended as set forth below:

          (i) The Board of Directors of the Surviving Corporation (the "Board of Directors") shall consist of 14 members. Initially, U S WEST shall have the right to designate 7 members and Qwest shall have the right to designate 7 members. Thereafter, U S WEST designees on the Board of Directors shall have the right to nominate 7 members of the Board of Directors and Qwest designees on the Board of Directors shall have the right to nominate 7 members of the Board of Directors. Any vacancy created on the Board of Directors as a result of any such nominee leaving the Board of Directors shall be filled by the remaining designees of U S WEST or Qwest, as applicable, on the Board of Directors who nominated such person leaving the Board of Directors. To the extent the Surviving Corporation has a classified Board of Directors, each class of Directors shall contain as even a number of U S WEST designees and Qwest designees as possible.

          (ii) The Surviving Corporation will establish an Office of the Chairman of the Surviving Corporation which initially will consist of 3 members: the Chief Executive Officer/Chairman of U S WEST, the Chief Executive Officer/Chairman of Qwest and Philip F. Anschutz. Only the Board of Directors shall have the authority to remove from office and replace any member of the Office of the Chairman.

          (iii) Subject to the power and authority of the Board of Directors of the Surviving Corporation as required by applicable law, the Office of the Chairman shall, through one of its members so designated, chair all meetings of the Board of Directors and shall have the exclusive power and final authority with respect to the following matters (to the extent Board of Director and/or stockholder action is not required by law):

               (A) the approval of any acquisition or disposition of a business through a merger, strategic acquisition or disposition, asset purchase or sale, joint venture, partnership, lease arrangement or otherwise, in each case involving aggregate sale or purchase proceeds of $25 million or more;

               (B) the approval of any merger, consolidation or other similar type of transaction between the Surviving Corporation and any third party;

               (C) the setting of general corporate strategy and direction involving approval of long term strategic plans and annual budgets and goals;

               (D) the allocation of capital resources including approval of Qwest's annual capital budget and any material amendment or deviation therefrom; and

               (E)  the  termination  or  any  significant   diminution  of  the
          responsibilities of the officers in the 8 positions as set forth in the letter of understanding dated July 18, 1999.

                  To the extent Board of Directors action is required with respect to any such matters, the Office of the Chairman shall have the sole power and authority to present such matters to the Board of Directors.

               (iv) The Office of the Chairman shall take action by a majority vote. Any member of the Office of the Chairman shall have the right to call a special meeting of the Board of Directors or at a regularly called meeting to present any matter referred to in items (a) through
          (e) above for  consideration  by the full Board of Directors.

               (v) U S WEST designees on the Board of Directors and Qwest designees on the Board of Directors will be represented equally on all of the committees of the Board of Directors.

               (vi) The compensation committee of the Board of Directors shall have the right to approve the filling of any vacancy created in the executive positions (exclusive of the Office of the Chairman) as set forth in the letter of understanding dated July 18, 1999 and the setting of compensation levels of such executives. The Board of Directors shall set the compensation of the members of the Office of the Chairman.

               (vii) The foregoing provision of the By-Laws may only be amended or repealed by the affirmative vote of 75% of the Board of Directors of the Surviving Corporation or 75% of the then outstanding Surviving Corporation Common Stock.

     Section 2.08 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Surviving Corporation will include the following provisions:

          (i)  the  name  of  the   Surviving   Corporation   shall  be   "Qwest
     Communications  International Inc."; and

          (ii) the provisions of the By-Laws of the Surviving Corporation described in Section 2.07 may only be amended or repealed by the affirmative vote of 75% of the Board of Directors of the Surviving Corporation or 75% of the then outstanding Surviving Corporation Common Stock.

     Section 2.09 Cash Election Procedures. (a) If the Average Price is less than $38.70, Qwest upon written notice (a "Cash Alternative Notice") to U S WEST not more than two days prior to the Effective Time shall have the right to elect (the "Qwest Cash Election") to pay a portion of the Merger Consideration in cash (in lieu of shares of Qwest Common Stock) (the "Cash True-Up"), subject to agreement by U S WEST and Qwest as to the amount of cash as set forth below.

     (a) In the event Qwest makes the Qwest Cash Election, in lieu of the provisions of Section 2.02(c), each holder of record of U S WEST Common Stock (other than a holder of Disqualified Shares) immediately prior to the Effective Time shall receive for each share of U S WEST Common Stock:

          (i) a number of shares of Qwest Common Stock equal to the True Up Exchange Ratio (as defined below); and

          (ii) an amount in cash equal to the Per Share Cash True Up (as defined below).

For purposes of the foregoing, the terms set forth below shall have the meanings indicated:

     "Cash Amount" means the aggregate amount of the Cash True Up as mutually agreed upon by U S WEST and Qwest which shall not be greater than the product of
(x) the difference between the Conversion Ratio and 1.783 multiplied by (y) the number of outstanding shares of U S WEST Common Stock (other than Disqualified Shares) multiplied by (z) (I) if the Average Price is greater than or equal to $28.26, the Average Price or (II) if the Average Price is less than $28.26, $28.26. In determining the cash amount, the Parties shall consider (a) U S WEST's desire to provide a meaningful cash element for its stockholders, (b) Qwest's desire to reduce dilution to its stockholders and (c) both Parties' desire to maintain a strong financial condition.

     "Per Share Cash True Up" means the quotient of (x) the Cash Amount divided by (y) the number of outstanding shares of U S WEST Common Stock (other than Disqualified Shares).

     "True Up Exchange Ratio" means the quotient of (x) the difference between $69 and the Per Share Cash True Up divided by (y) (I) if the Average Price is greater than or equal to $28.26, the Average Price or (II) if the Average Price is less than $28.26, $28.26.

     Section 2.10 Alternative Structure. U S WEST and Qwest may mutually agree to adopt an alternative merger structure (the "Alternative Structure") whereby U S WEST and Qwest will jointly incorporate a new corporation, to be equally owned by U S WEST and Qwest, under the laws of the State of Delaware ("Parent") and where Parent will then incorporate two new subsidiaries under the laws of the State of Delaware, to be named U S WEST Merger Sub and Qwest Merger Sub and where, at the effective time, U S WEST will merge into U S WEST Merger Sub, with U S WEST as the surviving corporation and Qwest will merger into Qwest Merger Sub, with Qwest as the surviving corporation. In the event U S WEST and Qwest agree on the Alternative Structure, the Parties will promptly enter into an amendment to this Agreement to make such changes to reflect the Alternative Structure. All other provisions of this Agreement shall remain unchanged.


                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF QWEST

     Qwest hereby represents and warrants as of the date hereof to U S WEST as follows:

     Section 3.01 Organization and Qualification; Subsidiaries. Qwest and each of its Significant Subsidiaries, as listed on Schedule 3.01 hereto, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Qwest Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Qwest. Each of Qwest and its Subsidiaries has the requisite corporate power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Qwest.

     Section 3.02 Certificate of Incorporation and Bylaws. Qwest has heretofore furnished, or otherwise made available, to U S WEST a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of Qwest and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither Qwest nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

     Section 3.03 Capitalization. (a) The authorized capital stock of Qwest consists solely of (i) 2,000,000,000 shares of Qwest Common Stock, of which, as of June 14, 1999, (a) 745,195,731 shares were issued and outstanding, (b) no shares were held in the treasury of Qwest, (c) 53,846,897 shares were issuable upon the exercise of options outstanding under the Qwest option plans listed on
Schedule 3.03 hereto, and (d) (x) 17.2 million shares were issuable upon the exercise of a warrant exercisable on May 23, 2000 at an exercise price of $7.00 per share of Qwest Common Stock, and (y) 600,000 shares were issuable upon the exercise of warrants exercisable in 2007 at an exercise price of $8.905 per share of Qwest Common Stock (collectively, the "Qwest Warrants") and (ii) 25,000,000 shares of undesignated preferred stock, $.01 par value, of Qwest, of which, as of June 14, 1999, none were issued and outstanding. Except as set forth on Schedule 3.03 or, after the date hereof, as permitted by Section 5.02 hereof, (i) since June 14, 1999, no shares of Qwest Common Stock have been issued, except upon the exercise of options and warrants described in the immediately preceding sentence, and (ii) there are no outstanding Qwest Equity Rights. For purposes of this Agreement, Qwest Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Qwest or any of Qwest's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of Qwest ("Qwest Equity Rights"). Schedule 3.03 hereto sets forth a complete and accurate list of all outstanding Qwest Equity Rights as of June 14, 1999. Since June 14, 1999, no Qwest Equity Rights have been issued except as set forth on Schedule 3.03 or, after the date hereof, as permitted by Section 5.02 hereof.

     (b) Except as set forth on Schedule 3.03, or, after the date hereof, as permitted by Section 5.02 hereof, there are no outstanding obligations of Qwest or any of Qwest's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Qwest.

     (c) All of the issued and outstanding shares of Qwest Common Stock are validly issued, fully paid and nonassessable.

     (d) Except as disclosed on Schedule 3.03 hereto, all the outstanding capital stock of each of Qwest's Significant Subsidiaries which is owned by Qwest is duly authorized, validly issued, fully paid and nonassessable, and is owned by Qwest free and clear of any liens, security interest, pledges, agreements, claims, charges or encumbrances except for any liens, security interest, pledges, agreements, claims, charges or encumbrances which are granted to secure indebtedness permitted by Section 5.02. Except as set forth on
Schedule 3.03 or as hereafter  issued or entered into in accordance with Section
5.02 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Qwest or any of Qwest's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any Qwest Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by Qwest), and there are no outstanding obligations of Qwest or any of Qwest's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of Qwest's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on Qwest. Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities, (iii) investments of Persons in which Qwest has less than a five percent (5%) interest, and (iv) equity interests disclosed on Schedule 3.03 hereto or hereafter acquired as permitted under
Section 5.02 hereof, Qwest does not directly or indirectly own any equity interest in any other Person.

     (e) No bonds, debentures, notes or other indebtedness of Qwest having the right to vote on any matters on which stockholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.02.

     Section 3.04 Authority Relative to this Agreement. Qwest has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger, this Agreement and the issuance of Qwest Common Stock pursuant to this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by Qwest and the consummation by Qwest of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Qwest, subject to the approval of this Agreement by Qwest's stockholders required by the rules of the NASDAQ and by Delaware Law. This Agreement has been duly executed and delivered by Qwest and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Qwest, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     Section 3.05 No Conflict; Required Filings and Consents. (a) Except as set forth on Schedule 3.05 or as described in subsection (b) below, the execution and delivery of this Agreement by Qwest does not, and the performance of this Agreement by Qwest will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Qwest, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Qwest or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of Qwest's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Qwest or any of its Subsidiaries pursuant to, or result in the loss of any material benefit or right, including the benefit of any standstill agreement, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to, any contract, instrument, Permit, license or franchise to which Qwest or any of its Significant Subsidiaries is a party or by which Qwest, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Qwest.

     (b) Except for applicable requirements, if any, of state, local, District of Columbia, or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither Qwest nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by Qwest or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     (c) The total amount of Qwest's annual revenues for the four fiscal quarters immediately prior to the Closing Date derived from services, activities or interests which could be determined to be in violation of the Communications Act of 1934, as amended (the "Telecom Act") if engaged in or owned by a Bell Operating Company are no more than $500 million.

     Section 3.06 SEC Filings; Financial Statements. (a) Qwest has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has heretofore delivered or made available to U S WEST, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (ii) all proxy statements relating to Qwest's meetings of stockholders (whether annual or special) held since January 1, 1998, (iii) Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1999, and (iv) all other reports or registration statements filed by Qwest with the SEC since January 1, 1998 (collectively, the "Qwest SEC Reports"). The Qwest SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act (as defined in Article 9 hereof), as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Qwest SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Qwest and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Qwest and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

     Section 3.07 Absence of Certain Changes or Events. Except as disclosed in the Qwest SEC Reports filed prior to the date hereof and on Schedule 3.07, since December 31, 1998, and except as permitted by this Agreement or consented to hereunder, Qwest and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Qwest or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Qwest, and Qwest and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     Section 3.08 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Qwest's Knowledge, threatened against Qwest or any of its Subsidiaries, or any properties or rights of Qwest or any of its Subsidiaries, before any Governmental or Regulatory Authority as to which there is a reasonable likelihood of an adverse judgment or determination against Qwest or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Qwest or prevent or materially delay the ability of Qwest to consummate the transactions contemplated by this Agreement except as set forth on Schedule 3.08 hereof. With respect to Tax matters, litigation shall not be deemed threatened unless a Tax authority has delivered a written notice of deficiency to Qwest or any of its Subsidiaries.

     Section 3.09 No Violation of Law; Permits. The business of Qwest and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, privileges, immunities, approvals, certificates, orders, authorizations or consents that are granted by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) ("Permits"), except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Qwest. Except as disclosed in Qwest SEC Reports and as set forth on Schedule 3.09 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) with respect to Qwest or its
Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Qwest's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Qwest. Except as set forth in the Qwest SEC Reports and on
Schedule 3.09 hereto, neither Qwest nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on Qwest, nor has Qwest or any of its Subsidiaries been advised that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 3.09 are being made with respect to Environmental Laws.

     Section 3.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Qwest for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Qwest in connection with the issuance of shares of Qwest Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Qwest for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Qwest and U S WEST stockholders to be held in connection with the Merger, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the Qwest stockholders' meeting and the U S WEST stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to U S WEST) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.11 Employee Matters; ERISA. Except as set forth on Schedule 3.11:

     (a) Schedule 3.11 contains a true and complete list of all employee benefit plans covering present or former employees or directors of Qwest and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which Qwest or any of its Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation, bonus, stock option, restricted stock, incentive, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, unemployment compensation, severance or change in control agreements, arrangements, programs, policies or plans and any other benefit arrangements or payroll practice (collectively, the "Qwest Benefit Plans"), whether funded or unfunded, insured or uninsured, written or unwritten.

     (b) All contributions and other payments required to be made by Qwest or any of its Subsidiaries to or under any Qwest Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Qwest Financial Statements.


     (c) Each of the Qwest Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to Qwest's Knowledge, no circumstances exist that could reasonably be expected by Qwest to adversely affect such qualification. Qwest is in compliance in all material respects with, and each of the Qwest Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of Qwest or any of its Subsidiaries are subject to liens arising under ERISA or the Code on account of any Qwest Benefit Plan, neither Qwest nor any of its Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.


     (d) With respect to the Qwest Benefit Plans, individually and in the aggregate, no event has occurred and, to Qwest's Knowledge, there does not now exist any condition or set of circumstances, that could subject Qwest or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the
"PBGC")), or under any indemnity agreement to which Qwest or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No Qwest Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

     (e) None of the Qwest Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provide for any post-employment or retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA, or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

     (f) Qwest has made available to U S WEST a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which Qwest or any of its Subsidiaries is a party or under which Qwest or any of its Subsidiaries has obligations and copies of the following documents with respect to each Qwest Benefit Plan, where applicable;
(i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such Qwest Benefit Plan, and any currently-pending application for such a letter, (v) the most recent actuarial report or valuation, and (vi) written descriptions of unwritten Qwest Benefit Plans.

     (g) Except as set forth on Schedule  3.11 hereto as made  available  to U S
WEST prior to the date hereof, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (a) payment (whether of severance pay or otherwise) becoming due from Qwest or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (b) benefit under any Qwest Benefit Plan being established or becoming accelerated, vested or payable, or (c) "reportable event" (as defined in Section 4043 of ERISA) with respect to a Qwest Benefit Plan subject to Title IV of ERISA, and
(ii) neither Qwest nor any of its Subsidiaries is a party to (a) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee
(whether or not characterized as a plan for purposes of ERISA), (b) any consulting contract with any person who prior to entering into such contract was a director or officer of Qwest or any of its Subsidiaries, or (c) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(a) or (b) of this sentence.

     (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Qwest Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (i) Neither Qwest nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, with respect to any Qwest Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon Qwest or its Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of Qwest or any of its Subsidiaries.

     (j) No Qwest Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither Qwest nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Qwest Benefit Plan. Neither Qwest nor any of its Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No Qwest Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

     Section 3.12 Labor Matters. Except as set forth on Schedule 3.12, neither Qwest nor any of its Subsidiaries is the subject of any pending material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is any such proceeding pending or, to Qwest's Knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Qwest.

     Section 3.13 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Qwest, or would not otherwise require disclosure pursuant to the Securities Act, or are listed on Schedule 3.13 hereto (i) each of Qwest and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) Hazardous Substances were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental or Regulatory Authority or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be
expected  to  result  in  any  claims,  liability,   investigations,   costs  or
restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

     As used herein and in Section 4.13, the term "Environmental Law" means any federal, state, local, foreign or other law (including common law), statutes, ordinances or codes relating to: (a) the protection, investigation or restoration of the environment, health, safety or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to person or property in connection with any Hazardous Substance.

     As used herein and in Section 4.13, the term "Hazardous Substances" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

     Section 3.14 Board Action; Vote Required; Applicability of Section 203.

     (a) The Board of Directors of Qwest has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Qwest and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

     (b) The approval of this Agreement and the issuance of Qwest Common Stock pursuant to this Agreement by a majority of the votes entitled to be cast by all holders of Qwest Common Stock is the only vote of the holders of any class or series of the capital stock of Qwest required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     (c) The provisions of Section 203 of Delaware Law will not, assuming the accuracy of the representation specified in Section 4.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby.


     Section 3.15 Opinion of Financial Advisor. Qwest has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Qwest Common Stock.

     Section 3.16 Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation, the arrangements with which have been disclosed to U S WEST prior to the date hereof, who have been engaged by Qwest, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Qwest or any of its Subsidiaries.

     Section 3.17 Tax Matters. Except as set forth on Schedule 3.17 attached hereto and except to the extent that the failure of the following representations to be true would not have a Material Adverse Effect on Qwest:


     (a) All Tax Returns required to be filed by Qwest or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all Taxes due by Qwest or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

     (b) All unpaid Taxes in respect of Qwest or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of Qwest or its Subsidiaries on or prior to the Effective Time;

     (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of Qwest or any of its Subsidiaries resulting from any unpaid Taxes;

     (d) No audit or other proceeding with respect to Taxes due from Qwest or any of its Subsidiaries, or any Tax Return of Qwest or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority; and

     (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by Qwest or any of its Subsidiaries and is currently in effect.

     Section 3.18 Intellectual Property. Qwest and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all
Intellectual Property (as defined below) that is individually or in the aggregate material to the conduct of the businesses of Qwest and its Subsidiaries taken as a whole ("Qwest Intellectual Property"). Except as disclosed in Schedule 3.18, Qwest and its Subsidiaries (i) have not defaulted in any material respect under any license to use Qwest Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property, (iii) have no Knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (iv) have no Knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of Qwest Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the conduct of the businesses of Qwest and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing.

     Section 3.19 Insurance. Except as set forth on Schedule 3.19 hereto, each of Qwest and each of its Significant Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Qwest and its Subsidiaries during such time period. Except as set forth on Schedule 3.19 hereto, since January 1, 1998, neither Qwest nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Qwest or its Subsidiaries which has not been cured. The insurance policies of Qwest and its Subsidiaries are valid and enforceable policies.

     Section 3.20 Ownership of Securities. Except as set forth on Schedule 3.20 hereto, as of the date hereof, neither Qwest nor, to Qwest's Knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act),
(a) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of U S WEST, which in the aggregate represent ten percent (10%) or more of the outstanding shares of U S WEST Common Stock (other than shares held by Qwest Benefit Plans), nor
(b) is an "interested stockholder" of U S WEST within the meaning of Section 203 of Delaware Law. Except as set forth on Schedule 3.20 hereto, Qwest owns no shares of U S WEST Common Stock which would constitute Disqualified Shares.


     Section 3.21 Certain Contracts. Except as set forth on Schedule 3.21 hereto, all material contracts required to be described in Item 601(b)(l0) of Regulation S-K to which Qwest or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, Qwest's Annual Report on Form 10-K for the year ended December 31, 1998. Schedule 3.21 lists all material joint venture or strategic alliance agreements to which Qwest is a party. All contracts, licenses, consents, royalty or other agreements which are material to Qwest and its Subsidiaries, taken as a whole, to which Qwest or any of its Subsidiaries is a party (the "Qwest Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity would not have a Material Adverse Effect on Qwest, and, to Qwest's Knowledge, neither Qwest nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Qwest Contract, except for defaults which individually and in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Qwest. Schedule 3.21 separately identifies each Qwest Contract which contains a change-in-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby.

     Section 3.22 Licenses. Qwest and each of its Subsidiaries are the authorized legal holders or otherwise have rights to all material Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "Qwest Licenses"). All Qwest Licenses were duly obtained and are validly issued and in full force and effect. Qwest is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable Governmental or Regulatory Authorities, except for such failure to comply which would not have a Material Adverse Effect on Qwest. There is not now pending and, to Qwest's Knowledge, there is not threatened in each case as of the date hereof, any action by or before the FCC or any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the Qwest Licenses. Schedule 3.22 sets forth a complete list of all Qwest Licenses.


     Section 3.23 Year 2000. Qwest has (i) initiated a review and assessment of all areas within its and each of its existing Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant (as defined below), (ii) developed a plan and timeline for addressing Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Subject to the qualification contained in the Qwest SEC Reports, based on the foregoing, to Qwest's Knowledge, all Systems that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

     Section 3.24 Foreign Corrupt Practices and International Trade Sanctions. To Qwest's Knowledge, neither Qwest, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in non-compliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in each case where there would be no Material Adverse Effect on Qwest.

     Section 3.25 Disclosure of Qwest Plans. Qwest has disclosed to U S WEST all plans, projections or the like (written or otherwise) relating to its or its affiliates' efforts to compete in U S WEST's 14 state region.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF U S WEST

     U S WEST hereby represents and warrants as of the date hereof to Qwest as follows:

     Section 4.01 Organization and Qualification; Subsidiaries. U S WEST and each of its Significant Subsidiaries, as listed on Schedule 4.01 hereto, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the U S WEST Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on U S WEST. Each of U S WEST and its Subsidiaries has the requisite corporate power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on U S WEST.

     Section 4.02 Certificate of Incorporation and Bylaws. U S WEST has heretofore furnished, or otherwise made available, to Qwest a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of U S WEST and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither U S WEST nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

     Section 4.03 Capitalization. (a) The authorized capital stock of U S WEST consists solely of (i) 10,000,000 shares of Series A Junior Preferred Stock, par value $1.00 per share, none of which are outstanding and all of which are reserved for issuance under the Rights Agreement (as defined in Section 4.14),
(ii) 190,000,000 shares of Preferred Stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, and (iii) 2,000,000,000 shares of U S WEST Common Stock, of which, as of July 12, 1999, 504,527,735 shares were issued and outstanding, 304,003 shares were held in the treasury of U S WEST and 24,672,931 shares were issuable upon the exercise of options outstanding under the U S WEST option plans listed on Schedule 4.03 hereto. Except as set forth on Schedule 4.03 or, after the date hereof, as permitted by Section 5.02 hereof, (x) since July 12, 1999, no shares of U S WEST Common Stock have been issued, except upon the exercise of options and rights described in the immediately preceding sentence, and (y) there are no outstanding U S WEST Equity Rights. For purposes of this Agreement, U S WEST Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from U S WEST or any of U S WEST's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of U S WEST ("U S WEST Equity Rights"). Schedule 4.03 hereto sets forth a complete and accurate list of all outstanding U S WEST Equity Rights as of July 12, 1999. Since July 12, 1999, no U S WEST Equity Rights have been issued except as set forth on
Schedule  4.03 or, after the date  hereof,  as permitted by Section 5.02 hereof.


     (b) Except as set forth on Schedule 4.03, or, after the date hereof, as permitted by Section 5.02 hereof, there are no outstanding obligations of U S WEST or any of U S WEST's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of U S WEST.

     (c) All of the issued and outstanding shares of U S WEST Common Stock are validly issued, fully paid and nonassessable.

     (d) Except as disclosed on Schedule 4.01 hereto, all the outstanding capital stock of each of U S WEST's Significant Subsidiaries which is owned by U S WEST is duly authorized, validly issued, fully paid and nonassessable, and is owned by U S WEST free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances except for liens, security interests, pledges, agreements, claims, charges or encumbrances which are granted to secure indebtedness permitted by Section 5.02. Except as set forth on
Schedule  4.03, or hereafter  issued or entered into in accordance  with Section
5.02 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from U S WEST or any of U S WEST's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any U S WEST Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by U S WEST), and there are no outstanding obligations of U S WEST or any of U S WEST's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of U S WEST's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST. Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities, (iii) investments of Persons in which U S WEST has less than a five percent (5%) interest, and (iv) equity interests disclosed on Schedule 4.03 hereto or hereafter acquired as permitted under Section 5.02 hereof, U S WEST does not directly or indirectly own any equity interest in any other Person.

     (e) No bonds, debentures, notes or other indebtedness of U S WEST having the right to vote on any matters on which stockholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.02.

     Section 4.04 Authority Relative to this Agreement. U S WEST has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger and this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by U S WEST and the consummation by U S WEST of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of U S WEST, subject to the approval of the U S Merger and of this Agreement by U S WEST's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by U S WEST and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of U S WEST, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     Section 4.05 No Conflict; Required Filings and Consents. (a) Except as listed on Schedule 4.05 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by U S WEST does not, and the performance of this Agreement by U S WEST will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of U S WEST, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to U S WEST or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of U S WEST's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of U S WEST or any of its Subsidiaries pursuant to, or result in the loss of any material benefit or right, including the benefit of any standstill agreement, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to any contract, instrument, permit, license or franchise to which U S WEST or any of its Significant Subsidiaries is a party or by which U S WEST, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on U S WEST.

     (b) Except for applicable requirements, if any, of state, local, District of Columbia, or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither U S WEST nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by U S WEST or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     Section 4.06 SEC Filings; Financial Statements. (a) U S WEST has filed all forms, reports and documents required to be filed with the SEC since June 12, 1998, and has heretofore delivered or made available to Qwest, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 1998, (ii) all proxy statements relating to U S WEST's meetings of stockholders (whether annual or special) held since June 12, 1998, (iii) Quarterly Reports on Form l0-Q for the fiscal quarter ended March 31, 1999 and (iv) all other reports or registration statements filed by U S WEST with the SEC since June 12, 1998 (collectively, the "U S WEST SEC
Reports"). The U S WEST SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The financial statements, including all related notes and schedules, contained in the U S WEST SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of U S WEST and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of U S WEST and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

     Section 4.07 Absence of Certain Changes or Events. Except as disclosed in the U S WEST SEC Reports filed prior to the date hereof and on Schedule 4.07, since December 31, 1998, and except as permitted by this Agreement or consented to hereunder, U S WEST and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of U S WEST or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on U S WEST, and U S WEST and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     Section 4.08 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to U S WEST's Knowledge, threatened against U S WEST or any of its Subsidiaries, or any properties or rights of U S WEST or any of its Subsidiaries, before any Governmental or Regulatory Authority as to which there is a reasonable likelihood of an adverse judgment or determination against U S WEST or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on U S WEST, or prevent or materially delay the ability of U S WEST to consummate the transactions contemplated by this Agreement, except as set forth on Schedule
4.08 hereto. With respect to Tax matters, litigation shall not be deemed threatened unless a Tax authority has delivered a written notice of deficiency to U S WEST or any of its Subsidiaries.

     Section 4.09 No Violation of Law; Permits. The business of U S WEST and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on U S WEST. Except as disclosed in U S WEST SEC Reports and as set forth in the U S WEST SEC Reports and on Schedule 4.09 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self regulatory body) with respect to U S WEST or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to U S WEST's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on U S WEST. Except as set forth in the U S WEST SEC Reports and on Schedule 4.09 hereto, neither U S WEST nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on U S WEST, nor has U S WEST or any of its Subsidiaries been advised that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 4.09 are being made with respect to Environmental Laws.

     Section 4.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of U S WEST for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of U S WEST for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the Qwest stockholders' meeting and the U S WEST stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Qwest) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     Section 4.11 Employee matters; ERISA. Except as set forth on Schedule 4.11:

     (a) Schedule 4.11 contains a true and complete list of all employee benefit plans covering present or former employees or directors of U S WEST and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which U S WEST or any of its Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation, bonus, stock option, restricted stock, incentive, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, unemployment compensation, severance or change in control agreements, arrangements, programs, policies or plans and any other benefit arrangements or payroll practice (collectively, the "U S WEST Benefit Plans"), whether funded or unfunded, insured or uninsured, written or unwritten.

     (b) All contributions and other payments required to be made by U S WEST or any of its Subsidiaries to or under any U S WEST Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the U S WEST Financial Statements.


     (c) Each of the U S WEST Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to U S WEST's Knowledge, no circumstances exist that could reasonably be expected by U S WEST to adversely affect such qualification. U S WEST is in compliance in all material respects with, and each of the U S WEST Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of U S WEST or any of its Subsidiaries are subject to liens arising under ERISA or the Code on account of any U S WEST Benefit Plan, neither U S WEST nor any of its Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.


     (d) With respect to the U S WEST Benefit Plans, individually and in the aggregate, no event has occurred and, to U S WEST's Knowledge, there does not now exist any condition or set of circumstances, that could subject U S WEST or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which U S WEST or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No U S WEST Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

     (e) None of the U S WEST Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provides for any post-employment or retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

     (f) U S WEST has made available to Qwest a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which U S WEST or any of its Subsidiaries is a party or under which U S WEST or any of its Subsidiaries has obligations and copies of the following documents with respect to each U S WEST Benefit Plan, where applicable, (i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such U S WEST Benefit Plan, and any currently-pending application for such a letter, (v) the most recent actuarial report or valuation, and (vi) written description of unwritten U S WEST Benefit Plans.

     (g) Except as set forth on Schedule 4.11 hereto as made available to Qwest prior to the date hereof, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (a) payment (whether of severance pay or otherwise) becoming due from U S WEST or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (b) benefit under any U S WEST Benefit Plan being established or becoming accelerated, vested or payable, or (c) "reportable event" (as defined in Section 4043 of ERISA) with respect to a U S WEST Benefit Plan subject to Title IV of ERISA, and (ii) neither U S WEST nor any of its Subsidiaries is a party to (a) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (b) any consulting contract with any person who prior to entering into such contract was a director or officer of U S WEST or any of its Subsidiaries, or (c) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(a) or (b) of this sentence.

     (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the U S WEST Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (i) Neither U S WEST nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code, with respect to any U S WEST Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon U S WEST or its Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of U S WEST or any of its Subsidiaries.

     (j) No U S WEST Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither U S WEST nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any U S WEST Benefit Plan. Neither U S WEST nor any of its Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No U S WEST Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

     Section 4.12 Labor Matters. Except as set forth on Schedule 4.12, neither U S WEST nor any of its Subsidiaries is the subject of any pending material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is any such proceeding pending or, to U S WEST's Knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on U S WEST.

     Section 4.13 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on U S WEST, or would not otherwise require disclosure pursuant to the Securities Act, or are listed on Schedule 4.13 hereto, (i) each of U S WEST and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) Hazardous Substances were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental or Regulatory Authority or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

     Section 4.14 Board Action; Vote Required; U S WEST Rights Plan; Applicability of Section 203; Termination of Global Merger Agreement. (a) The Board of Directors of U S WEST has unanimously determined that the transactions contemplated by this Agreement are in the best interests of U S WEST and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

     (b) The approval of this Agreement and the Merger by a majority of the votes entitled to be cast by all holders of U S WEST Common Stock is the only vote of the holders of any class or series of the capital stock of U S WEST required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     (c) The provisions of Section 203 of Delaware Law will not, assuming the accuracy of the representations contained in Section 3.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

     (d) The Board of Directors of U S WEST have taken all actions necessary to render Article IX of the U S WEST Certificate of Incorporation inapplicable to the transactions contemplated hereby.

     (e) The Rights Agreement dated as of June 1, 1998 between U S WEST and State Street Bank and Trust Company (the "Rights Agreement") has been amended so as to provide that (x) none of Qwest or any of its Subsidiaries will be an "Acquiring Person" thereunder and (y) the changes pursuant to Amendment No. 1 to the Rights Agreement have been cancelled in their entirety.

     (f) The Agreement and Plan of Merger dated as of May 16, 1999 (the "Global Merger Agreement") between U S WEST and Global Crossing Ltd. ("Global") has been duly terminated.

     Section 4.15 Opinions of Financial Advisors. U S WEST has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and Lehman Brothers Inc. ("Lehman Brothers"), dated the date hereof, and each to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of U S WEST Common Stock.


     Section 4.16 Brokers. Except for Merrill Lynch and Lehman Brothers, the arrangements with which have been disclosed to Qwest prior to the date hereof, who have been engaged by U S WEST, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of U S WEST or any of its Subsidiaries.

     Section 4.17 Tax Matters. Except as set forth on Schedule 4.17 attached hereto and except to the extent that the failure of the following representations to be true would not have a Material Adverse Effect on U S WEST:


     (a) All Tax Returns required to be filed by U S WEST or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all Taxes due by U S WEST or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

     (b) All unpaid Taxes in respect of U S WEST or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of U S WEST or its Subsidiaries on or prior to the Effective Time;

     (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of U S WEST or any of its Subsidiaries resulting from any unpaid Taxes;

     (d) No audit or other proceeding with respect to Taxes due from U S WEST or any of its Subsidiaries, or any Tax Return of U S WEST or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority; and

     (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by U S WEST or any of its Subsidiaries and is currently in effect.

     Section 4.18 Intellectual Property. U S WEST and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property that is individually or in the aggregate material to the conduct of the businesses of U S WEST and its Subsidiaries taken as a whole ("U S WEST Intellectual Property"). Except as disclosed in Schedule 4.18, U S WEST and its Subsidiaries (i) have not defaulted in any material respect under any license to use U S WEST Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property, (iii) have no Knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (iv) have no Knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of U S WEST Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the conduct of the businesses of U S WEST and its Subsidiaries taken as a whole.

     Section 4.19 Insurance. Except as set forth on Schedule 4.19 hereto, each of U S WEST and each of its Significant Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by U S WEST and its Subsidiaries during such time period. U S WEST maintains self-insurance programs as described on Schedule 4.19. Except as set forth on such Schedule 4.19, since January 1, 1998, neither U S WEST nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of U S WEST or its Subsidiaries which has not been cured. The insurance policies of U S WEST and its Subsidiaries are valid and enforceable policies.


     Section 4.20 Ownership of Securities. Except as set forth on Schedule 4.20, as of the date hereof, neither U S WEST nor, to U S WEST's Knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Qwest, which in the aggregate represent ten percent (10%) or more of the outstanding shares of Qwest Common Stock (other than shares held by U S WEST Benefit Plans) nor (b) is an "Interested Stockholder" of Qwest within the meaning of Section 203 of Delaware Law. Except as set forth on Schedule 4.20 hereto, U S WEST owns no shares of Qwest Common Stock which would constitute Disqualified Shares.

     Section 4.21 Certain Contracts. Except as set forth on Schedule 4.21, all material contracts required to be described in Item 601(b)(10) of Regulation S-K to which U S WEST or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, U S WEST's Annual Report on Form 10-K for the year ended December 31, 1998. Schedule 4.21 lists all material joint venture or strategic alliance agreements to which U S WEST is a party. All contracts, licenses, consents, royalty or other agreements which are material to U S WEST and its Subsidiaries, taken as a whole, to which U S WEST or any of its Subsidiaries is a party (the "U S WEST Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or to the extent such invalidity would not have a Material Adverse Effect on U S WEST, and, to U S WEST's Knowledge, neither U S WEST nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any U S WEST Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on U S WEST.
Schedule 4.21 separately identifies each U S WEST Contract which contains a change-in-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby.

     Section 4.22 Licenses. U S WEST and each of its Subsidiaries are the authorized legal holders or otherwise has rights to all material Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "U S WEST Licenses"). All U S WEST Licenses were duly obtained and are validly issued and in full force and effect. U S WEST is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable Governmental or Regulatory Authorities except for such failure to comply which would not have a Material Adverse Effect on U S WEST. There is not now pending and, to U S WEST's Knowledge, there is not threatened, in each case as of the date hereof, any action by or before the FCC or any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the U S WEST Licenses. Schedule 4.22 sets forth a complete list of all U S WEST Licenses.

     Section 4.23 Year 2000. U S WEST has (i) initiated a review and assessment of all areas within its and each of its existing Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant, (ii) developed a plan and timeline for addressing Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Subject to the qualification contained in the U S WEST SEC Reports, based on the foregoing, to U S WEST's Knowledge, all Systems that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.


     Section 4.24 Foreign Corrupt Practices and International Trade Sanctions. To U S WEST's Knowledge, neither U S WEST, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations except in each case which would not have a Material Adverse Effect on U S WEST.

                                    ARTICLE 5
              CONDUCT OF INDEPENDENT BUSINESSES PENDING THE MERGER

     Section 5.01 Transition Planning. A six-person committee (the "Transition Committee"), the members of which will be designated within 10 business days from the date hereof, shall be established promptly following the date hereof to coordinate the numerous administrative matters necessary to consummate the Merger. If any of such persons is unable to serve on the Transition Committee for any reason, then Qwest and U S WEST shall take such action as may be required so that the Transition Committee consists of three (3) persons designated by each of Qwest and U S WEST. The Transition Committee shall be responsible for coordinating all aspects of administrative planning and implementation relating to the Merger and the other transactions contemplated hereby. The affirmative vote of four (4) members of the Transition Committee shall be required for such committee to take action.

     Section 5.02 Conduct of Business in the Ordinary Course. Each of Qwest and U S WEST covenants and agrees that, between the date hereof and the Effective Time, unless the Transition Committee shall otherwise consent in writing, and except as described on Schedule 5.02 hereto or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits; and each of Qwest and U S WEST and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations; provided, however, that no action by Qwest or U S WEST or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section
5.02 shall be deemed a breach of this sentence unless such action would constitute a breach of one or more of such other provisions. By way of amplification and not limitation, unless the Transition Committee shall otherwise consent in writing, and except as set forth on Schedule 5.02 hereto or as otherwise expressly contemplated by this Agreement, each of Qwest and U S WEST agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other:

     (a) (i) except for (a) the issuance of shares of Qwest Common Stock and U S WEST Common Stock in the ordinary course of business and in a manner consistent with past practice in amounts not exceeding the amounts set forth in Schedule
5.02 in order to satisfy  obligations  under employee benefit plans disclosed in
Schedule 3.03 or 4.03 and U S WEST Equity Rights or Qwest Equity Rights issued thereunder and under existing dividend reinvestment plans, (b) grants of stock options with respect to Qwest Common Stock or U S WEST Common Stock to employees as set forth on Schedule 5.02 hereto in the ordinary course of business and in a manner consistent with past practice, (c) issuances of equity securities as set forth on Schedule 5.02, (d) the issuance of securities by a Subsidiary to any Person which is directly or indirectly wholly-owned by Qwest or U S WEST (as the case may be), or (e) liens granted to secure indebtedness permitted by Schedule 5.02: issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws (or other comparable organizational document) of such Party or any of its Subsidiaries, or adopt, amend or propose to amend any stockholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Qwest Common Stock or U S WEST Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of Qwest Common Stock or U S WEST Common Stock, except pursuant to
Section 6.17; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except that Qwest shall be permitted to acquire shares of Qwest Common Stock and U S WEST shall be permitted to acquire shares of U S WEST Common Stock, from time to time in open market transactions, consistent with past practice and in compliance with Legal Requirements and the provisions of any applicable employee benefit plan, program or arrangement, for issuance upon the exercise of options and other rights granted, and the lapsing of restrictions, under such Party's respective employee benefit plans, programs and arrangements and dividend reinvestment plans and, in the case of U S WEST, under any stock repurchase programs previously authorized and announced or otherwise set forth in Schedule 5.02 hereof; (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(a); or (vi) with respect to Qwest, its Subsidiaries, affiliates, agents and employees, take any action which may reasonably be expected to effect, change or manipulate the Average Price, including but not limited to (x) purchases or sales of Qwest Common Stock, and (y) public announcements other than normal earnings announcements or announcements made in the ordinary course of business;

     (b) (i) except as permitted by Schedule 5.02 hereto, and acquisitions pursuant to 6.19 hereof, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make or increase any investment in another entity (other than an entity which is a wholly-owned Subsidiary of such Party as of the date hereof and other than incorporation of a wholly-owned Subsidiary) or joint ventures in connection with network buildouts, and investments in customers in the ordinary course of business and investments permitted by Schedule 5.02; (ii) except in the ordinary course of business and in a manner consistent with past practice or as may be required by, or in accordance with, law or any Governmental or Regulatory Authority in order to permit or facilitate the consummation of the transactions contemplated hereby, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries, except for transactions permitted by Schedule 5.02 and acquisitions pursuant to Section 6.19 hereof;
(iii) except in the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits, authorize or make capital expenditures; (iv) except as permitted by Schedule 5.02 and acquisitions pursuant to Section 6.19 hereof, enter into any other agreement, contract or commitment except (1) in the ordinary course of business of operating the existing businesses of Qwest or U S WEST, as the case may be, or (2) in accordance with the then current business plan for any of the other existing businesses of Qwest or U S WEST, as the case may be; or (v) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(b);

     (c) incur indebtedness (from that shown on its balance sheet as of December 31, 1998) except (i) as permitted by Schedule 5.02 hereto and (ii) refinancing of existing indebtedness;

     (d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing, provided, however, that employee stock ownership plans and other pension and deferred compensation plans of Qwest or U S WEST may enter into derivative contracts as part of their ordinary course investment strategy;

     (e) take any action with respect to the grant of any severance or termination pay, or stay, bonus, or other incentive arrangements (otherwise than pursuant to Benefit Plans and policies of such Party in effect on the date hereof or in the ordinary course of such Party's business) or with respect to any increase in benefits payable under its severance or termination pay policies, or stay, bonus or other incentive arrangements in effect on the date hereof, if all such actions taken were to result, in the payment, or the obligation to pay, of an amount, in any particular case, in excess of the amount permitted by Schedule 5.02;

     (f) except, in each case, as listed on Schedule 5.02, make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Qwest Benefit Plan or U S WEST Benefit Plan, as the case may be) under any Qwest Benefit Plan or any U S WEST Benefit Plan, as the case may be, to any director or officer of, or independent contractor or consultant to, such Party or any of its Subsidiaries, adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any Qwest Benefit Plan or U S WEST Benefit Plan, as the case may be (other than any such adoption or amendment which affects retirees generally as a group), or enter into or amend any employment or consulting agreement of the type which would be required to be disclosed hereunder pursuant to Section 3.11 hereof with respect to Qwest or Section 4.11 hereof with respect to U S WEST, or grant or establish any new awards under any such existing Qwest Benefit Plan or U S WEST Benefit Plan or agreement with respect to officers or directors (except in the ordinary course of business and in amounts and in a manner consistent with past practice);

     (g) file any material amended Tax Returns, settle any material Tax audits or other proceedings, other than in connection with currently pending proceedings or subsequent related proceedings, or change in any material respect
(i) its method of tax accounting or tax practice or (ii) its accounting policies, methods or procedures, except as required by GAAP;

     (h) take any action which could reasonably be expected to materially adversely affect or delay the ability of any of the Parties to obtain any approval of any Governmental or Regulatory Authority required to consummate the transactions contemplated hereby;

     (i) take any action that would prevent or impede the Merger from qualifying for U.S. federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code;

     (j) other than pursuant to this Agreement, take any action to cause the shares of their respective Common Stock to cease to be quoted on any of the stock exchanges on which such shares are now quoted;

     (k) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights, except as set forth in Section 5.02(a) and except in the ordinary course of business and in a manner consistent with past practice and as set forth on Schedule 5.02; (ii) materially modify any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP; (iii) materially modify the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts, provided that U S WEST and Qwest may enter into any such contracts that may be terminated within two years; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase;
(vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or
(ix) adopt, implement or maintain any "split dollar" life insurance program;

     (l) except as provided in Schedule 5.02, agree to enter into any merger, reorganization, share exchange, business combination or similar transaction pursuant to which the stockholders of U S WEST or Qwest, as applicable, will receive any consideration (whether payable in cash, securities, property or other consideration) in exchange for their shares of Qwest Common Stock or U S WEST Common Stock, as applicable; or

     (m) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(b).

         Qwest and U S WEST agree that any written approval  obtained under this
Section 5.02 may be relied upon by a Party if signed by a member of the Transition Committee appointed by the other Party.

     Section 5.03 No Solicitation. (a) From and after the date hereof, Qwest and U S WEST shall not, nor shall they permit any of their respective Subsidiaries to, nor shall they authorize or permit any of their respective officers, directors or employees to, and shall use their commercially reasonable efforts to cause any investment banker, financial advisor, attorney, accountants or other representatives retained by them or any of their respective Subsidiaries not to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any Alternative Transaction (as hereinafter defined), or (ii) participate in any discussions regarding any Alternative Transaction; provided, however, that if, at any time prior to the time the Qwest Stockholders' Approval or the U S WEST Stockholders' Approval is obtained, the Board of Directors of Qwest or U S WEST, as the case may be, determines in good faith, that to provide such information or to participate in such negotiations or discussions is reasonably likely to result in a Qwest Superior Proposal or a U S WEST Superior Proposal (as such terms are defined in Section 6.02 hereof), as the case may be, that was not initially solicited by it and that did not otherwise result from a breach of this Section 5.03, U S WEST or Qwest, as applicable, may, subject to the Party receiving the Qwest Superior Proposal or U S WEST Superior Proposal, as the case may be, giving the other Party written notice of its intention to do so, after obtaining a confidentiality agreement substantially similar to the Confidentiality Agreement dated July 8, 1999 between the Parties, (x) furnish information with respect to Qwest or U S WEST, as the case may be, and (y) engage in discussion and negotiations regarding such proposal. Each of Qwest and U S WEST shall promptly notify the other Party orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Each of Qwest and U S WEST will keep the other Party reasonably informed of the status (including amendments or proposed amendments) of such request or proposal on a current basis. Each of Qwest and U S WEST shall immediately cease and terminate any existing solicitation, initiation, encouragement activity, discussion or negotiation with any persons conducted heretofore by them or their representatives with respect to the foregoing.

     (b) Each of Qwest and U S WEST (i) agrees not to release any Third Party (as defined in Section 5.03(c)) from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreement to which it is a party related to, or which could affect, an Alternative Transaction and agrees that either Party shall be entitled to enforce the other Party's rights and remedies under and in connection with such agreements (provided Qwest shall have no such right with respect to the Global Merger Agreement) and (ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 5.03 or in Section 6.02 shall prohibit either Party (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of such Party, after receipt of advice from outside counsel, failure to disclose would result in a reasonable likelihood that such Board of Directors would breach its duties to such Party's stockholders under applicable law.

     (c) For purposes of this Agreement, "Alternative Transaction" means a proposal or intended proposal, regarding any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than a Party and its Subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of more than twenty percent (20%) of the outstanding shares of Qwest or U S WEST, as the case may be, whether from Qwest of U S WEST, as the case may be, or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of, or business combination with U S WEST or any of its Significant Subsidiaries, or Qwest or any of its Significant Subsidiaries, as applicable, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not U S WEST or any of its Significant Subsidiaries or Qwest or any of its Significant Subsidiaries, as the case may be, is the entity surviving any such merger or business combination), or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of U S WEST or Qwest, as the case may be, and any entity surviving the merger or business combination including any of them) of U S WEST or any of its Subsidiaries or Qwest or any of its Subsidiaries, as the case may be, for consideration equal to twenty percent (20%) or more of the fair market value of all of the outstanding shares of U S WEST Common Stock or twenty percent (20%) or more of the fair market value of all of the outstanding shares of Qwest Common Stock, as the case may be, on the date of this Agreement.

     Section 5.04 Subsequent Financial Statements. Prior to the Effective Time, each of Qwest and U S WEST will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of Qwest and U S WEST, as the case may be, included in such reports will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     Section 5.05 Control of Operations. Nothing contained in this Agreement shall give U S WEST, directly or indirectly, the right to control or direct Qwest's operations prior to the Effective Time. Nothing contained in this Agreement shall give Qwest, directly or indirectly, the right to control or direct U S WEST's operations prior to the Effective Time. Prior to the Effective Time, each of U S WEST and Qwest shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

     Section 6.01 Joint Proxy Statement and the Registration Statement. (a) As promptly as practicable after the execution and delivery of this Agreement, Qwest and U S WEST will prepare and file with the SEC the Joint Proxy Statement and Registration Statement, or an amendment thereto, and Qwest U S WEST shall use all reasonable efforts to have the Joint Proxy Statement and Registration Statement declared effective by the SEC under the Securities Act, and promptly thereafter shall mail to the holders of record of shares of U S WEST Common Stock and Qwest Common Stock, the Joint Proxy Statement; provided, however, that Qwest and U S WEST shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

     (i) they have received notice from the SEC that the Registration Statement is effective under the Securities Act;

     (ii) Qwest shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Qwest, in form and substance reasonably satisfactory to Qwest and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of U S WEST included in the Joint Proxy Statement and the Registration Statement; and

     (iii) U S WEST shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to U S WEST, in form and substance reasonably satisfactory to U S WEST and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Qwest included in the Joint Proxy Statement and the Registration Statement.

     (b) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

     Section 6.02 Qwest and U S WEST Stockholders' Meetings and Consummation of the Merger. (a) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, Qwest shall duly give notice of, convene and hold a meeting of its stockholders (the "Qwest Stockholders' Meeting") in accordance with Delaware Law for the purposes of obtaining the approval of Qwest stockholders required to approve this Agreement and the other transactions contemplated hereby (the "Qwest Stockholder Approval") and shall, subject to the provisions of Section 6.02(b) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the other transactions contemplated hereby and shall use its commercially reasonable efforts to obtain the Qwest Stockholder Approval.

     (b) Neither the Board of Directors of Qwest nor any committee thereof shall
(i) except as expressly permitted by this Section 6.02(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to U S WEST, the approval or recommendation of such Board of Directors or such committee of this Agreement, the Merger and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause Qwest to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Qwest Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the time the Qwest Stockholder Approval is obtained, Qwest receives a Qwest Superior Proposal (as defined below), the Board of Directors of Qwest may (subject to this and the following sentences) inform Qwest stockholders that it no longer believes that the transactions contemplated by this Agreement are advisable and no longer recommends approval of this Agreement and the transactions contemplated hereby (a "Qwest Subsequent Determination"), but only at a time that is after the fifth business day following U S WEST's receipt of written notice advising U S WEST that the Board of Directors of Qwest has received a Qwest Superior Proposal specifying the material terms and conditions of such Qwest Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Qwest Superior Proposal and stating that it intends to make a Qwest Subsequent Determination. After providing such notice, Qwest shall provide a reasonable opportunity to U S WEST to make such adjustments in the terms and conditions of this Agreement as would enable Qwest to proceed with its recommendation to its stockholders without a Qwest Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "Qwest Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of Qwest determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to Qwest's stockholders than the transactions contemplated by this Agreement taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Qwest, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by U S WEST in response to such Alternative Transaction). Qwest shall submit this Agreement to its stockholders at the Qwest Stockholders' Meeting even if the Board of Directors of Qwest shall have made a Qwest Subsequent Determination.

     (c) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, U S WEST shall duly give notice of, convene and hold a meeting of its stockholders (the "U S WEST Stockholders' Meeting") in accordance with Delaware Law, for the purposes of obtaining the approval of U S WEST Stockholders required to approve this Agreement and the transactions contemplated hereby (the "U S WEST Stockholder Approval") and shall, subject to the provisions of Section 6.02(d) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and shall use its commercially reasonable efforts to obtain the U S WEST Stockholder Approval.

     (d) Neither the Board of Directors of U S WEST nor any committee thereof shall (i) except as expressly permitted by this Section 6.02(d), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Qwest, the approval or recommendation of such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause U S WEST to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "U S WEST Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the time U S WEST Stockholder Approval is obtained, U S WEST receives a U S WEST Superior Proposal (as defined below), the Board of Directors of U S WEST may (subject to this and the following sentences) inform U S WEST stockholders that it no longer believes that the transactions contemplated by this Agreement are advisable and no longer recommends approval of this Agreement and the transactions contemplated hereby (a "U S WEST Subsequent Determination"), but only at a time that is after the fifth business day following Qwest's receipt of written notice advising Qwest that the Board of Directors of U S WEST has received a U S WEST Superior Proposal specifying the material terms and conditions of such U S WEST Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such U S WEST Superior Proposal and stating that it intends to make a U S WEST Subsequent Determination. After providing such notice, U S WEST shall provide a reasonable opportunity to Qwest to make such adjustments in the terms and conditions of this Agreement as would enable U S WEST to proceed with its recommendation to its stockholders without a U S WEST Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "U S WEST Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of U S WEST determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to U S WEST's stockholders than the transactions contemplated by this Agreement taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of U S WEST, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Qwest in response to such Alternative Transaction). U S WEST shall submit this Agreement to its stockholders at the U S WEST Stockholders' Meeting even if the Board of Directors of U S WEST shall have made a U S WEST Subsequent Determination.

     Section 6.03 Additional Agreements. (a) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in
Article 7 hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such instruments and agreements as may be required by Delaware Law, and the Parties shall take all such other and further actions as may be required by law, to make the Merger effective. Prior to the filings referred to in this Section 6.03(a), a closing (the "Closing") will be held at the offices of Cadwalader, Wickersham & Taft (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article 7 of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

     (b) Each of the Parties will comply in all material respects with all Legal Requirements in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of Qwest and U S WEST shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable.

     (c) Each of U S WEST and Qwest shall:

     (i) take or cause to be taken and to do or cause to be done prior to the Effective Time all things necessary, proper or advisable to ensure compliance with the Telecom Act and all other Legal Requirements or Permits, and to obtain in a timely manner all necessary Permits or waivers from, approvals or consents of, or declarations, registrations or filings with, and all expirations of waiting periods imposed by, any Governmental or Regulatory Authority which are necessary for the consummation of the transactions contemplated hereby, other than such of the foregoing the failure of which to obtain would not prevent or materially delay the consummation of the transactions contemplated hereby or have a Material Adverse Effect on U S WEST or Qwest (the "Required Regulatory Approvals"), including, without limitation:

     (1) the amendment of this Agreement as may be necessary, proper or advisable in order to ensure compliance with the Telecom Act and all other Legal Requirements or Permits;

     (2) the divestiture, sale or termination of any services, activities or interests in order to comply with restrictions contained in the Telecom Act or in any other Legal Requirements or Permits including, without limitation, those restrictions relating to long distance service, electronic publishing or manufacturing;

     (3) the divestiture, sale or restructuring of any joint ventures with or ownership interests in Third Parties or the termination of any commercial relationships with Third Parties to comply with restrictions contained in the Telecom Act or in any other Legal Requirements or Permits including, without limitation, those restrictions relating to long distance, electronic publishing or manufacturing;

     (4) in  determining  which actions need to be taken pursuant to subsections
(2) and (3) above, the Parties shall give priority to obtaining the Required Regulatory Approvals on an expedited basis, and shall refrain from taking or adopting positions that are likely to result in substantial additional regulatory proceedings or otherwise delay the granting of the Required Regulatory Approvals; and

     (ii) take or cause to be taken and to do or cause to be done prior to the Effective Time all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     Nothing contained in this Section 6.02(c) shall require U S WEST or Qwest to consent to: (1) any restriction, limitation, or obligation with respect to the businesses of U S WEST or Qwest or any sale or disposition of any assets of U S WEST or Qwest which is reasonably expected to result in, directly or indirectly, a reduction in aggregate proportional revenues of U S WEST and Qwest on a pro forma, combined basis for the last four fiscal quarters prior to the Closing Date (the "Maximum Revenue Reduction Amount") in excess of the amount set forth on the letter of understanding dated July 18, 1999 or (2) the occurrence of any additional capital investment (which has an IRR of less than ten percent (10%) as determined in the sole discretion of U S WEST) as a result of, or in order to, obtain any Required Regulatory Approval (the "Incremental Capital Investment Amount") in excess of the amount set forth in the letter of understanding dated July 18, 1999.

     Section 6.04 Notification of Certain Matters. Each of Qwest and U S WEST shall give prompt notice to the other of the following:

     (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue, inaccurate or incomplete in any material respect at any time from the date hereof to the Effective Time, in which case such Party shall promptly update and deliver to the other Party any Schedules hereto which require an update to remain true, accurate and complete, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

     (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

     (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section
6.04 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice; and

     (d) its becoming aware of any facts, event or other information which reveals or indicates that the consummation of the Merger would or may result in any illegality, forfeiture or loss on the part of either U S WEST or any of its Subsidiaries, or Qwest or any of its Subsidiaries.

     Section 6.05 Access to Information. (a) From the date hereof to the Effective Time, each of Qwest and U S WEST shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party reasonable access during regular business hours to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

     (b) Each of Qwest and U S WEST agrees that all non-public, confidential information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated as of July 8, 1999, between Qwest and U S WEST (the "Confidentiality Agreement") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors, attorneys, accountants, consultants and agents ("Party Representatives") to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

     Section 6.06 Public Announcements. Qwest and U S WEST shall develop a joint communications plan and each Party shall use all commercially reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other Parties.

     Section 6.07 Cooperation. (a) Upon the terms and subject to the conditions hereof, each of the Parties agrees to cooperate with each other (i) to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (ii) to obtain all necessary waivers, consents and approvals from any Governmental or Regulatory Authority or other Person, including Required Regulatory Approvals and (iii) to effect all necessary filings under the Securities Act, the Exchange Act and the HSR Act or any other Legal Requirements or Permits. The Parties shall (i) cooperate in responding to inquiries from, and making presentations to, Governmental or Regulatory Authorities; (ii) promptly inform the other Party of any material oral or written communication received by such Party from, or given by such party to any Governmental or Regulatory Authority and of any material communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby; and (iii) consult with each other in advance of any meeting or conference with, or of making any filing or other written submission to, any such Governmental or Regulatory Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental or Regulatory Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences, or to review and approve any such filing or other written submission, in each case regarding the Merger.

     (b) Each of U S WEST and Qwest shall cooperate with each other to eliminate or reduce to the extent possible any illegality, forfeiture or loss of which one may have notified the other pursuant to Section 6.04(d) in order to permit the consummation of the Merger.

     Section 6.08 Indemnification, Directors' and Officers' Insurance. For a period of six (6) years after the Effective Time, (a) the Surviving Corporation shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Qwest and each of their respective Subsidiaries and any directors, officers or employees indemnification agreements of U S WEST and Qwest and their respective Subsidiaries, (b) the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by U S WEST and Qwest, respectively (provided that Qwest may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and
(c) the Surviving Corporation shall indemnify the directors and officers of U S WEST and Qwest, respectively, to the fullest extent to which U S WEST and Qwest are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

     Section 6.09 Employee Benefit Plans. Except as otherwise provided herein or set forth on Schedule 5.02, Qwest and U S WEST agree that, unless otherwise mutually agreed, the Surviving Corporation (and its Subsidiaries) may, but shall have no obligation to, maintain the U S WEST Benefit Plans and the Qwest Benefit Plans as separate plans after the Effective Time with respect to employees covered by such plans immediately prior to the Effective Time. The Parties Agree that the benefits provided pursuant to U S WEST's severance and retention programs and agreements, as specifically set forth in Schedule 5.02, will be provided in accordance with the terms of those programs and agreements.

     Section 6.10 Commercially Reasonable Efforts. Each of Qwest and U S WEST shall use its commercially reasonable efforts to obtain the opinions referred to in Sections 7.02(d), 7.03(d) and 7.03(e).

     Section 6.11 NASDAQ Listing. Qwest shall use its commercially reasonable efforts to cause, prior to the Effective Time, the shares of Qwest Common Stock to be issued in the Merger and the shares of Qwest Common Stock to be issued upon the exercise of the U S WEST Rights to be approved for listing on NASDAQ, effective upon official notice of issuance.

     Section 6.12 Management. (a) The Chief Executive Officer of Qwest shall be appointed the initial Chief Executive Officer of the Surviving Corporation and the Chief Executive Officer of U S WEST shall be appointed the initial President of the Broadband Local and Wireless Division of the Surviving Corporation. The Chief Executive Officer of Qwest, the Chief Executive Officer of U S WEST and Philip F. Anschutz shall serve as initial Chairmen of the Board of Directors and as members of the Office of the Chairman of the Surviving Corporation.

     (b) The executive positions of the Surviving Corporation listed on Schedule 6.12(b) will be appointed jointly by the Chief Executive Officer of Qwest, Chief Executive Officer of U S WEST and Philip F. Anschutz.

     (c) The headquarters of the Surviving Corporation will be 1801 California Street, Denver, Colorado.

     Section 6.13 No Shelf Registration. Qwest shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Qwest received pursuant hereto by the Persons who may be deemed to be "affiliates" of Qwest or U S WEST within the meaning of Rule 145 promulgated under the Securities Act. The shares of Qwest Common Stock issuable upon exercise of options pursuant to Section 2.02(b) hereof shall be registered under the Securities Act and such registration shall be effective at the time of issuance.

     Section 6.14  Affiliates.  U S WEST (i) has  disclosed to Qwest on Schedule
6.14 hereof all persons who are, or may be, as of the date hereof its Affiliates for purposes of Rule 145 under the Securities Act, and (ii) shall use all commercially reasonable efforts to cause each person who is identified as its "affiliate" on Schedule 6.14 to deliver to Qwest as promptly as practicable but in no event later than the Closing Date, a signed agreement substantially in the form previously agreed to by Qwest and U S WEST. U S WEST shall notify Qwest from time to time of any other persons who then are, or may be, such an "affiliate" and use all commercially reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 6.14.

     Section 6.15 Blue Sky. Qwest and U S WEST will use their commercially reasonable efforts to obtain prior to the Effective Time all necessary state securities or "blue sky" Permits and approvals required to permit the distribution of the shares of Qwest Common Stock to be issued in accordance with the provisions of this Agreement.

     Section 6.16 Tax-Free Reorganization. Each of the Parties will use its commercially reasonable efforts, and each agrees to cooperate with the other Parties and provide one another with such documentation, information and materials, as may be reasonably necessary, proper or advisable, to cause the Merger to qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.17 Interim Dividend Policy. Except as set forth on Schedule 6.17, Qwest shall not, without the prior written consent of U S WEST, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (a "Dividend") with respect to shares of Qwest Common Stock. U S WEST shall be permitted, without the prior written consent of Qwest, to declare and pay Dividends with respect to shares of U S WEST Common Stock in the ordinary course of business and in a manner consistent with past practice not in excess of the amounts set forth on Schedule 6.17.

     Section  6.18  Dividend  Policy.   Following  the  Closing,  the  Surviving
Corporation shall declare and pay initially quarterly dividends with respect to its common stock of $0.0125 per share.

     Section 6.19 Permitted Acquisitions. During the period from the date of this Agreement through the Closing Date, each of Qwest and U S WEST may engage in acquisition transactions taking the form of a stock acquisition, asset acquisition, merger or similar type or form of transaction ("Acquisitions"); provided, however, that such transactions comply with this Section 6.19. Each of Qwest and U S WEST may engage in Acquisitions provided that the value of the aggregate consideration payable by such Party in such Acquisitions shall not exceed $1,000,000,000 (including assumptions of debt). Any Acquisitions in excess of such amount shall require the prior written consent of the other party. Additionally, U S WEST may engage in like kind asset swaps of telephone exchanges of equivalent value.

     Section 6.20 Equal Management. Subject to the Board of Directors of the Surviving Corporation or its affiliates, each of U S WEST and Qwest agree for a period of one (1) year following the Effective Time that the twenty (20) most senior policy-making executives of the Surviving Corporation shall be substantially equally represented by officers of U S WEST and Qwest, and U S WEST and Qwest shall be proportionally represented at each level of senior management.

                                    ARTICLE 7
                            CONDITIONS TO THE MERGER

     Section 7.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

     (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of U S WEST and this Agreement, the Merger and the issuance of Qwest Common Stock pursuant to the Merger shall have been approved by the requisite vote of the stockholders of Qwest, in each case in accordance with Delaware Law and the rules of the NYSE and the NASDAQ, as applicable;

     (b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority which is in effect and has the effect of (i) making the Merger illegal or otherwise prohibiting the consummation of the Merger, or (ii) creating a Material Adverse Effect on the Surviving Corporation; provided, however, all Required Regulatory Approvals are governed by Section 7.01(g) below;

     (c) HSR Act. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

     (d) Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing by each of Qwest and U S WEST of the Joint Proxy Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

     (e) Blue Sky. All state securities or "blue sky" Permits or approvals required to carry out the transactions contemplated hereby shall have been received;

     (f) Stock Exchange Listing. The shares of Qwest Common Stock to be issued in the Merger shall have been duly approved for listing on NASDAQ, subject to official notice of issuance;

     (g) Regulatory Matters. All Required Regulatory Approvals shall be in full force and effect; provided, however, that a Required Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental or Regulatory Authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental or Regulatory Authority, which would reasonably be expected to cause the Maximum Revenue Reduction Amount or Incremental Capital Investment Amount to be exceeded.

     Section 7.02 Additional Conditions to Obligations of Qwest. The obligations of Qwest to effect the Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties. The representations and warranties of U S WEST set forth in this Agreement shall have been true and correct on the date hereof and, without giving effect to any materiality qualifications or limitations therein, on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 5.02 hereof or otherwise contemplated by this Agreement, and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on U S WEST.

     (b) Agreements and Covenants. U S WEST shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; provided, however, that for purposes of this Section 7.02(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Qwest, either with or without giving effect to the Merger, or a material adverse effect on the consummation of the transactions contemplated hereby.

     (c) Certificates. Qwest shall have received a certificate of an executive officer of U S WEST to the effect set forth in paragraphs (a) and (b) above.

     (d) Tax  Opinion.  Qwest  shall  have  received  an opinion of Davis Polk &
Wardwell, dated as of the Closing Date, in form and substance reasonably satisfactory to Qwest, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Qwest and U S WEST will be a party to the reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Davis Polk & Wardwell may require and shall be entitled to rely upon customary representations of officers of Qwest and U S WEST.

     (e) Spin-Off Tax Opinion. Qwest shall have received a copy of the opinion delivered by Cadwalader, Wickersham & Taft to U S WEST pursuant to Section 7.03
(e).

     (f) Consents Under U S WEST Agreements. U S WEST shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST or Qwest.

     Section 7.03 Additional Conditions to Obligations of U S WEST. The obligations of U S WEST to effect the Merger are also subject to the fulfillment
of  the  following   conditions:

     (a) Representations and Warranties. The representations and warranties of Qwest set forth in this Agreement shall have been true and correct on the date hereof and, without giving effect to any materiality qualifications or limitations therein, on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 5.02 hereof or otherwise contemplated by this Agreement, and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Qwest.

     (b) Agreements, Covenants. Qwest shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time;
provided, however, that for purposes of this Section 7.03(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on U S WEST, either with or without giving effect to the Merger, or a material adverse effect on the consummation of the transactions contemplated hereby.

     (c) Certificates. U S WEST shall have received a certificate of an executive officer of Qwest to the effect set forth in paragraphs (a) and (b) above.

     (d) Tax Opinion. U S WEST shall have received an opinion of Cadwalader, Wickersham & Taft, dated as of the Closing Date, in form and substance reasonably satisfactory to U S WEST, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the consummation of the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Qwest and U S WEST will be a party to the reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Cadwalader, Wickersham & Taft may require and shall be entitled to rely upon customary representations of officers of U S WEST and Qwest.

     (e) Spin-Off Tax Opinion. U S WEST shall have received an opinion of Cadwalader, Wickersham & Taft, dated as of the Closing Date, in form and substance reasonably satisfactory to U S WEST, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger pursuant to this Agreement will not affect the tax-free qualification of the Exchange-Distribution under Section 355 of the Code. In rendering such opinion, Cadwalader, Wickersham & Taft may require and shall be entitled to rely upon customary representations of officers of U S WEST and Qwest.

     (f) Consents Under Qwest Agreements. Qwest shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST or Qwest.

                                   ARTICLE 8
                       TERMINATION, AMENDMENT AND WAIVER

     Section 8.01 Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of Qwest or U S WEST:

     (a) By mutual written  consent of each of Qwest and U S WEST;

     (b) By either Qwest or U S WEST if the Merger shall not have been consummated on or before July 30, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided further, however, that if on the Termination Date the conditions to the Closing set forth in Sections 7.01(c) or 7.01(g) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be automatically extended to December 31, 2000;

     (c) By either Qwest or U S WEST if any Governmental or Regulatory Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) (i) By Qwest, (a) if U S WEST shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by U S WEST prior to the Termination Date, and (2) renders any condition under Sections 7.01 or 7.02 incapable of being satisfied prior to the Termination Date, or (b) if a condition under Sections 7.01 or 7.02 to Qwest's obligations hereunder is incapable of being satisfied prior to the Termination Date;

          (ii) By U S WEST, (a) if Qwest shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Qwest prior to the Termination Date, and (2) renders any condition under Sections 7.01 or 7.03 incapable of being satisfied prior to the Termination Date, or (b) if a condition under Sections 7.01 or 7.03 to U S WEST's obligation hereunder is incapable of being satisfied prior to the Termination Date;

     (e) By either Qwest or U S WEST if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall fail to include in the Joint Proxy Statement its recommendation without modification or qualification that its stockholders approve this Agreement and the Merger, (ii) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, (iii) shall approve or recommend any Alternative Transaction or (iv) shall resolve to take any of the actions specified in this
Section  8.01(e);

     (f) By either Qwest or U S WEST if the Qwest Stockholder Approval or the U S WEST Stockholder Approval shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof; or

     (g) By U S WEST, if (i) the Average Price is less than $22.00, or (ii) at any time prior to the Closing Date the closing price for Qwest Common Stock on NASDAQ is below $22.00 for any 20 consecutive trading days and within 5 business days of the end of such period U S WEST has notified Qwest of such termination.


     Section 8.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 8.02 and in Sections 3.16, 4.16, 6.05, and 10.03 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

     (b) If this Agreement (i) is terminated by Qwest pursuant to Section 8.01(e) hereof, (ii) could have been (but was not) terminated by Qwest pursuant to Section 8.01(e) hereof and is subsequently terminated by U S WEST or Qwest pursuant to Section 8.01(f) because of the failure to obtain the U S WEST Stockholder Approval, (iii) (a) could not have been terminated by Qwest pursuant to Section 8.01(e) hereof but is subsequently terminated by U S WEST or Qwest pursuant to Section 8.01(f) because of the failure to obtain the U S WEST Stockholder Approval, (b) at any time after the date of this Agreement and prior to the U S WEST Stockholders' Meeting there shall have been (or been renewed or continued) an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 5.03(c) hereof) except that for the purposes of this Section 8.02(b), the applicable percentage in clause (i) of such definition shall be fifty percent (50%), and (c) within twelve (12) months after the termination of this Agreement, U S WEST enters into a definitive agreement with any Third Party with respect to an Alternative Transaction or
(iv) is terminated by Qwest as a result of U S WEST's material breach of Section 6.01, 6.02(c) or Section 6.02(d) hereof which in the case of Section 6.01 and
Section 6.02(c) only, is not cured within thirty (30) days after notice thereof to U S WEST, U S WEST shall pay to Qwest a termination fee of $850 million plus in the case of (i), (ii) or (iii) of the first sentence of this Section 8.02 (b) only, repay to Qwest an amount equal to one half of the cash amount paid to Global by U S WEST pursuant to the Termination Agreement (the "Termination Agreement") between U S WEST and Global dated as of July 18, 1999 (the "Global Termination Fee") in cash, together with interest thereon, at a rate equal to the London Interbank Offered Rate plus .15% from the date hereof to the date such amount is due pursuant to this Agreement (collectively, the "Note Repayment Amount"), reflecting repayment of one half of the principal and interest on the note evidencing funds transferred by a subsidiary of Qwest to U S WEST on the date hereof to pay the cash amount paid to Global by U S WEST pursuant to the Termination Agreement (which amount in the event of the termination of this Agreement will be repaid only on the terms and to the extent set forth in this
Section 8.02(b) with respect to the Note Repayment Amount (and not in excess of one half of the the Note Repayment Amount). If this Agreement is terminated for any reason (other than as described in the case of (i), (ii) or (iii) of the first sentence of this Section 8.02 (b)), Qwest shall deliver to U S WEST, at Qwest's election, either (x) 2,231,076 shares of Global common stock (subject to any adjustment for reclassification, recapitalization, split-up, combination or exchange of Global common stock after the date hereof) (the "Global Share Amount") or (y) an amount in cash equal to the average closing price of Global common stock for the five trading days preceding the date of such termination multiplied by the Global Share Amount. If this Agreement is terminated for any reason described in (i), (ii) or (iii) of the first sentence of this Section
8.02 (b), Qwest shall deliver to U S WEST, at Qwest's election, either (x) 1,115,538 shares of Global common stock (subject to any adjustment for reclassification, recapitalization, split-up, combination or exchange of Global common stock after the date hereof) or (y) one-half of an amount in cash equal to the average closing price of Global common stock for the five trading days preceding the date of such termination multiplied by the Global Share Amount. For the avoidance of doubt, in the event the Note Repayment Amount is not paid when due, interest on the Note Repayment Amount shall be paid thereon from the due date to the date of the repayment pursuant to the provisions of Section 8.02
(e)  and not  pursuant  to the  provisions  of  Section  8.02  (b).

     (c) If this  Agreement  (i) is  terminated  by U S WEST pursuant to Section
8.01(e) hereof, (ii) could have been (but was not) terminated by U S WEST pursuant to Section 8.01(e) hereof and is subsequently terminated by Qwest or U S WEST pursuant to Section 8.01(f) because of the failure to obtain the Qwest Stockholder Approval, (iii) (a) could not have been terminated by U S WEST pursuant to Section 8.01(e) hereof but is subsequently terminated by Qwest or U S WEST pursuant to Section 8.01(f) because of the failure to obtain the Qwest Stockholder Approval, (b) at any time after the date of this Agreement and prior to the Qwest Stockholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 5.03(c) hereof) except that for the purposes of this Section 8.02(c), the applicable percentage in clause (i) of such definition shall be fifty percent (50%) involving Qwest or any of Qwest's Subsidiaries, and (c) within twelve (12) months after the termination of this Agreement, Qwest enters into a definitive agreement with any Third Party with respect to an Alternative Transaction or (iv) is terminated by U S WEST as a result of Qwest's material breach of Section 6.01, Section 6.02(a) or Section 6.02(b) hereof which, in the case of Section 6.01 and Section 6.02(a) only, is not cured within thirty (30) days after notice thereof to Qwest, Qwest shall pay to U S WEST a termination fee of $850 million (the "U S WEST Termination Fee").

     (d) Each termination fee payable under Sections 8.02(b) or (c) above and Note Repayment Amount payable under Section 8.02(b) above shall be payable in cash, payable no later than one business day following the delivery of notice of termination to the other Party, or, if such fee shall be payable pursuant to clause (iii) of Section 8.02(b), such fee shall be payable no later than one business day following the day such Party enters into the definitive agreement referenced in such clause (iii).

     (e) Qwest and U S WEST agree that the agreements contained in Sections 8.02(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any fee due under such Sections 8.02(b) or
(c), then the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A., from the date such fee was required to be paid.

     Section 8.03 Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of Qwest or U S WEST, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of U S WEST Common Stock or Qwest Common Stock upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of Qwest or U S WEST, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Qwest or U S WEST. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     Section 8.04 Waiver.  At any time before the Effective  Time, any Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                                    ARTICLE 9
                                   DEFINITIONS

     Section 9.01 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

         "Agreement" means this Agreement and Plan of Merger, together with all of its schedules and exhibits.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

         "Control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

         "Delaware Law" means the Delaware General Corporation Law, as amended.

         "DistributingCo" means MediaOne Group, Inc., a Delaware corporation and
the   holder   of   all   of  the  U  S  WEST   Common   Stock   prior   to  the
Exchange-Distribution.

         "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

         "Exchange-Distribution" means (i) DistributingCo's exchange on June 12, 1998 with the holders of DistributingCo Communications Group Common Stock of U S WEST Common Stock for DistributingCo Communications Group Common Stock and (ii) DistributingCo's distribution on June 12, 1998 of U S WEST Common Stock to holders of DistributingCo Media Group Common Stock.

         "FCC" means the United States Federal Communications Commission.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental or Regulatory Authority" means any domestic or foreign, national, federal, state, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, arbitrator, office, principality, registry (including, but not limited to, with respect to patents, trademarks, designs, or copyrights), legislative or regulatory body, instrumentality, or non-governmental, quasi-governmental, or private agency, commission or authority or any arbitral tribunal exercising any regulatory or taxing authority.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

         "Knowledge" of any Party means the actual knowledge of the executive officers of such Party.

         "Material Adverse Effect" means any change in or effect on the business of the referenced Person or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), management, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (i) the telecommunications industry, (ii) the United States economy, or (iii) the United States securities markets.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, entity or group (as defined in the Exchange Act) or a Governmental or Regulatory Authority.

         "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time.

         "Significant Subsidiary" means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

         "Subsidiary," "Qwest Subsidiary," or "U S WEST Subsidiary" means any Person on the date of determination of which Qwest or U S WEST, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

         "Tax" or "Taxes" means any U.S. federal, state or local or foreign taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties, or similar fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts thereon.

         "Tax Returns" means any U.S. federal, state or local or foreign return, report, or statement required to be filed with any Governmental or Regulatory Authority with respect to Taxes.

         "Year 2000 Compliant" means, with respect to any computer hardware, software, databases, automated systems or other computer and telecommunications equipment owned or used by a Person, or included or incorporated in such Person's products ("Systems"), that such Systems are designed to be used prior to, during and after the calendar year 2000 A.D. and will (i) operate normally,
(ii) record, process, calculate, compare, sequence, or use dates properly, (iii) accurately determine intervals between and time elapsed among dates before, within and after such year, and (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, "Year 2000 Compliant" means that such Person's Systems:

          (i) will not abnormally terminate, malfunction or stop processing upon encountering date data either from before, within or after such year;

          (ii) will properly identify leap years and process related date data;

          (iii) have been designed to ensure Year 2000 Compliance, including, but not limited to, recognizing and recording the proper century associated with date data and properly calculating same century and multi-century formulas and date values;

          (iv) include user interfaces that properly display, record and accept date data in single century and multi-century cases; and

          (v) properly send date data to, receive date data from, any other hardware, software and systems with which such Systems normally operate and interact, including on-site backup, hot-site companion and disaster recovery systems, as well as properly recording, retaining and manipulating such date data; provided, however, that such other hardware, software and Systems are themselves Year 2000 Compliant.

                                   ARTICLE 10
                               GENERAL PROVISIONS

          Section 10.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01 hereof, as the case may be, except that (a) the agreements set forth in Article 1 and Sections 2.03, 2.04, 2.05, 2.06, 6.08 and 6.12 hereof shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 3.10, 3.16, 4.10, 4.16, 6.05(b), 8.02 and 10.03 hereof shall survive termination indefinitely, and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

          Section 10.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

                  (a)      if to Qwest:

                           Qwest Communications International Inc.
                           700 Qwest Tower
                           555 Seventeenth Street
                           Denver, Colorado 80202
                           Attention:     Chief Financial Officer
                           Facsimile:     (303) 992-1798

                  with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017
                           Attention:     Dennis S. Hersch, Esq.
                                          Joseph R. Rinaldi, Esq.
                           Facsimile:     (212) 450-4800

                  (b)      if to U S WEST:

                           U S WEST, Inc.
                           1801 California Street
                           Denver, Colorado 80202
                           Attention:     Mark Roellig, Esq.
                           Facsimile:     (303) 298-8763

                  with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10038-4892
                           Attention:     Dennis J. Block, Esq.
                           Facsimile:     (212) 504-6666


          Section 10.03 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by Qwest and U S WEST.

          Section 10.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 10.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

          Section 10.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 6.08 (Indemnification, Directors' and Officers' Insurance) and Section 6.12 (Governance; Name), is not intended to confer upon any person other than Qwest, U S WEST, and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

          Section 10.07 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

          Section 10.08 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

          Section 10.09 Submission to Jurisdiction; Waivers. Each of the parties hereof irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware, and each of the parties hereto hereby irrevocable submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10.09, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

          Section 10.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, U S WEST and Qwest have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                 U S WEST, INC.

                                     /S/ SOLOMON D. TRUJILLO

                                 By: __________________________________________
                                     Name:  Solomon D. Trujillo
                                     Title:  Chairman, President and
                                             Chief Executive Officer


                                 QWEST COMMUNICATIONS
                                 INTERNATIONAL INC.


                                     /S/ JOSEPH P. NACCHIO
                                 By: __________________________________________
                                     Name:  Joseph P. Nacchio
                                     Title: Chairman and Chief Executive Officer



                             INDEX OF DEFINED TERMS
Term                                                                                                           Page





Acquiring Person.................................................................................................29
Acquisitions.....................................................................................................45
Affiliate........................................................................................................52
Agreement........................................................................................................52
Alternative Structure............................................................................................10
Alternative Transaction..........................................................................................37
Average Price.....................................................................................................3

blue sky.........................................................................................................13
Board of Directors................................................................................................7

Cash Alternative Notice...........................................................................................9
Cash Amount.......................................................................................................9
Cash True-Up......................................................................................................9
Closing..........................................................................................................41
Closing Date.....................................................................................................41
Code.............................................................................................................53
Common Shares Trust...............................................................................................6
Confidentiality Agreement........................................................................................43
Control..........................................................................................................53
controlled by....................................................................................................53
Conversion Ratio..................................................................................................3

Delaware Law.....................................................................................................53
Determination Period..............................................................................................3
Disqualified Rights...............................................................................................3
Disqualified Shares...............................................................................................3
DistributingCo...................................................................................................53
Dividend.........................................................................................................45

Effective Time....................................................................................................2
Environmental Law................................................................................................18
ERISA............................................................................................................15
Excess Shares.....................................................................................................6
Exchange Act.....................................................................................................53
Exchange Agent....................................................................................................4
Exchange Fund.....................................................................................................5
Exchange-Distribution............................................................................................53

FCC..............................................................................................................53

GAAP.............................................................................................................53
Global...........................................................................................................29
Global Merger Agreement..........................................................................................29
Global Share Amount..............................................................................................51
Global Termination Fee...........................................................................................51
Governmental or Regulatory Authority.............................................................................53

Hazardous Substances.............................................................................................18
HSR Act..........................................................................................................53

Incremental Capital Investment Amount............................................................................42
Intellectual Property............................................................................................19
IRS..............................................................................................................15

Joint Proxy Statement............................................................................................15

Knowledge........................................................................................................53

Legal Requirements...............................................................................................14
Lehman Brothers..................................................................................................29

Material Adverse Effect..........................................................................................53
Maximum Revenue Reduction Amount.................................................................................42
Merger............................................................................................................1
Merger Consideration..............................................................................................3
Merrill Lynch....................................................................................................29

NASDAQ............................................................................................................3
Note Repayment Amount............................................................................................51
NYSE..............................................................................................................6

Parent...........................................................................................................10
Parties...........................................................................................................1
Party.............................................................................................................1
Party Representatives............................................................................................43
PBGC.............................................................................................................16
Per Share Cash True Up...........................................................................................10
Permits..........................................................................................................14
Person...........................................................................................................54
Pre-Surrender Dividends...........................................................................................5

Qwest.............................................................................................................1
Qwest Acquisition Agreement......................................................................................39
Qwest Benefit Plans..............................................................................................15
Qwest Cash Election...............................................................................................9
Qwest Common Stock................................................................................................2
Qwest Communications International Inc............................................................................9
Qwest Contracts..................................................................................................20
Qwest Equity Rights..............................................................................................11
Qwest Intellectual Property......................................................................................19
Qwest Licenses...................................................................................................20
Qwest Right.......................................................................................................3
Qwest SEC Reports................................................................................................13
Qwest Stockholder Approval.......................................................................................39
Qwest Stockholders'Meeting.......................................................................................38
Qwest Subsequent Determination...................................................................................39
Qwest Subsidiary.................................................................................................54
Qwest Superior Proposal..........................................................................................39
Qwest Warrants...................................................................................................11

Registration Statement...........................................................................................15
Required Regulatory Approvals....................................................................................41
Rights Agreement.................................................................................................29

SEC...............................................................................................................3
Securities Act...................................................................................................54
Significant Subsidiary...........................................................................................54
Subsidiary.......................................................................................................54
Systems..........................................................................................................54

Tax..............................................................................................................54
Tax Returns......................................................................................................54
Taxes............................................................................................................54
Telecom Act......................................................................................................13
Termination Agreement............................................................................................50
Termination Date.................................................................................................49
Third Party......................................................................................................37
Transition Committee.............................................................................................32
True Up Exchange Ratio...........................................................................................10

U S WEST..........................................................................................................1
U S WEST Acquisition Agreement...................................................................................40
U S WEST Benefit Plans...........................................................................................26
U S WEST Common Stock.............................................................................................3
U S WEST Contracts...............................................................................................31
U S WEST Equity Rights...........................................................................................22
U S WEST Intellectual Property...................................................................................30
U S WEST Licenses................................................................................................31
U S WEST Right....................................................................................................3
U S WEST SEC Reports.............................................................................................24
U S WEST Stockholder Approval....................................................................................40
U S WEST Stockholders'Meeting....................................................................................39
U S WEST Subsequent Determination................................................................................40
U S WEST Subsidiary..............................................................................................54
U S WEST Superior Proposal.......................................................................................40
U S WEST Termination Fee.........................................................................................51
under common control with........................................................................................53

Voting Agreement..................................................................................................1

Year 2000 Compliant..............................................................................................54
